As filed with the Securities and Exchange Commission on May 16, 2005
                                                     Registration No. 333-118919
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 Post-Effective
                                 Amendment No. 2
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT


                        UNDER THE SECURITIES ACT OF 1933

                                  LABONE, INC.
             (Exact name of registrant as specified in its charter)

            Missouri                                        43-1039532
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                   Identification No.)

                             10101 Renner Boulevard
                              Lenexa, Kansas 66219
                                 (913) 888-1770
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            -----------------------
                                Joseph C. Benage
             Executive Vice President, General Counsel and Secretary
                                  LabOne, Inc.
                             10101 Renner Boulevard
                              Lenexa, Kansas 66219
                                 (913) 888-1770
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------
                                    Copy to:

                             James S. Swenson, Esq.
                           Stinson Morrison Hecker LLP
                                   1201 Walnut
                                   Suite 2800
                           Kansas City, Missouri 64106
                                 (816) 691-2600

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED May 16, 2005


                                   PROSPECTUS

                                [GRAPHIC OMITTED]

                                  LabOne, Inc.

                                  $103,500,000
        Principal Amount of 3.50% Convertible Senior Debentures Due 2034
                              ____________________

             Common Stock Issuable upon Conversion of the Debentures
                              ____________________

   We issued and sold $103,500,000 aggregate principal amount of 3.50% Convertible Senior Debentures Due 2034 in a private offering completed in July 2004. This prospectus may be used by selling security holders to sell the Debentures and common stock issuable upon conversion of the Debentures. The shares of common stock include preferred stock purchase rights attached to the common stock under our stockholder rights plan. We will not receive any proceeds from the offering of these securities by the selling security holders.

   The Debentures are our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future obligations that are unsecured and unsubordinated. We will pay interest on the Debentures on June 15 and December 15 of each year, beginning December 15, 2004.

   Each $1,000 principal amount of the Debentures will be convertible at the security holder's option prior to stated maturity only under the following circumstances:

     o during any fiscal quarter commencing after September 30, 2004, if the closing sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter exceeds 130% of the conversion price on that 30th trading day; or

     o subject to certain exceptions, during the five business day period after any five consecutive trading-day period in which the trading price per Debenture for each day of such measurement period was less than 98% of the product of the closing sale price of our common stock and the conversion rate then in effect; or

     o    if we have called the Debentures for redemption; or

     o    upon the occurrence of certain specified corporate transactions.

     The initial conversion rate is 25.4463 shares of our common stock per $1,000 principal amount of Debentures (equivalent to a conversion price of approximately $39.30 per share), subject to adjustment upon certain events. Upon conversion, we will deliver cash equal to the lesser of the aggregate principal amount of Debentures to be converted and our conversion obligation, and common stock in respect of the remainder, if any, of our conversion obligation. If certain corporate transactions occur on or prior to June 15, 2009, we will increase the conversion rate by a number of additional shares of common stock as described in this prospectus.

     The Debentures mature on June 15, 2034. We may redeem some or all of the Debentures for cash on or after June 20, 2009. You may require us to repurchase for cash all or a portion of your Debentures on June 15, 2011, June 15, 2014 and June 15, 2024 or, subject to specified exceptions, upon a designated event (as defined in this prospectus) at a purchase price of 100% of the principal amount of the Debentures, plus accrued but unpaid interest, including liquidated damages, if any.


     We do not presently intend to apply for listing of the Debentures on any securities exchange or for inclusion of the Debentures on any automated quotation system. The Debentures are eligible for designation in the PORTAL(R) Market of NASD, Inc. Debentures sold using this prospectus, however, will no longer be eligible for trading in the PORTAL(R) Market. Shares of our common stock are traded on The Nasdaq National Market under the symbol "LABS". The last reported sale price of our common stock on May 13, 2005 was $36.95 per share.


  Investing in these securities involves risks. See "Risk Factors" beginning on page 8.
                                ________________

   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is_________, 2005.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS.......................................................ii
FORWARD-LOOKING STATEMENTS..................................................ii
SUMMARY......................................................................1
RISK FACTORS.................................................................8
RATIO OF EARNINGS TO FIXED CHARGES..........................................18
USE OF PROCEEDS.............................................................19
DESCRIPTION OF CREDIT FACILITY..............................................20
DESCRIPTION OF DEBENTURES...................................................22
DESCRIPTION OF CAPITAL STOCK................................................43
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.............................47
SELLING SECURITY HOLDERS....................................................53
PLAN OF DISTRIBUTION........................................................56
LEGAL MATTERS...............................................................58
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...............................58
WHERE YOU CAN FIND MORE INFORMATION.........................................58

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a resale registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this prospectus, as it may be amended or supplemented from time to time, the selling security holders may sell some or all of the securities described in this prospectus in one or more transactions from time to time.

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information we file with the Securities and Exchange Commission and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information. The securities covered by this prospectus are not offered in any jurisdiction where offers to sell, or solicitations of offers to purchase, such securities are unlawful.

     In this prospectus, unless the context otherwise requires, the terms "LabOne, Inc.," "company," "we " "us" and "our" refer only to LabOne, Inc. and not our subsidiaries, except that, for purposes of the information under "Summary-- Our Business" below and "Risk Factors-- Risks Related to Our Business", the terms "LabOne, Inc.," "company," "we," "us" and "our" refer to LabOne, Inc. and its subsidiaries unless the context otherwise requires. Investors should be aware that LabOne, Inc.' s subsidiaries are not guaranteeing the Debentures.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents incorporated by reference may contain "forward-looking statements," including, but not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of the company's or management's intentions, hopes, beliefs, expectations or predictions of the future. In particular, forward-looking statements include, but are not limited to, statements relating to the following:

     o    our ability to implement our growth strategy;

     o    our ability to integrate newly acquired companies;

     o    our ability to deliver high quality, timely test results; and

     o    our ability to maintain competitive pricing.

     Forward-looking statements are not guarantees of future performance or results. Forward-looking statements are based on estimates, forecasts and assumptions involving risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in such forward-looking statements. The uncertainties, risks and assumptions referred to above include, but are not limited to, the following:

     o general economic, financial and market conditions and the duration and extent of any future economic downturns;

     o the cost of borrowing, availability of credit and terms of and compliance with debt covenants;

     o    changes in economic conditions;

     o renewal of sources of funding as they expire and the availability of replacement funding;

     o technological changes that could reduce the demand for the services we provide;

     o    our ability to effectively compete for market share;

     o    our ability to generate growth;

     o    retention of key executives and personnel;

     o the collectibility of receivables and adequacy of our allowance for credit losses;

     o    changes in laws and regulations to which we are subject;

     o    the outlook for markets we serve; and

     o the other risks and uncertainties as are described under "Risk Factors" in this prospectus, and as may be detailed under "Risk Factors" or "Factors Affecting Future Performance" or otherwise from time to time in our public filings with the Securities and Exchange Commission.

     All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, except to fulfill our obligations under applicable securities laws, we disclaim any obligation to update any forward-looking statements.

                                     SUMMARY

   The following summary is not intended to be a complete description of the matters covered in this prospectus and is subject to and is qualified in its entirety by the more detailed information and historical consolidated financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Investors should carefully consider the information set forth under "Risk Factors."

                                  Our Business

   We are a diagnostic services provider. The services and information we and our subsidiaries provide include: risk assessment information services for the life insurance industry; diagnostic health care testing; and substance abuse testing services and related employee qualification products. Our business plan is to be the premier provider of certified and accredited, cost effective laboratory and information services to life and health insurance companies, employers, third party administrators ("TPAs"), government agencies, hospitals, physician practices and occupational health clinics.

   Our risk assessment services comprise underwriting support services to the life insurance industry including teleunderwriting, specimen collection and paramedical examinations, laboratory testing, and other insurance risk assessment services including medical record retrieval, motor vehicle reports, inspections and credit checks. The laboratory tests performed and data gathered by us are specifically designed to assist an insurance company in objectively evaluating the mortality and morbidity risks posed by policy applicants. The majority of the testing is performed on specimens of individual life insurance policy applicants, but also includes specimens of individuals applying for individual and group medical and disability policies.

   Our clinical services include laboratory testing services for the healthcare industry as an aid in the diagnosis and treatment of patients. We operate highly automated and centralized laboratory facilities, which we believe give us significant economic advantages over other laboratory competitors. We market our healthcare services to managed care companies, insurance companies, self-insured groups, hospitals and physicians and provide management services for hospital based laboratories.

   Our clinical services also include substance abuse testing provided to employers to support their drug free workplace programs. We are certified by the Substance Abuse and Mental Health Services Administration ("SAMHSA") to perform substance abuse testing services for federally regulated employers and currently market these services throughout the country to both regulated and nonregulated employers. Additionally, we can provide background checks, social security number verification and other pre-employment data required by employers. Our rapid turnaround times and multiple testing options help clients structure programs that best meet their needs, reduce downtime for affected employees and meet mandated drug screening guidelines.

    On January 4, 2004, we acquired, for $43.9 million in cash, substantially all of the assets associated with the core laboratory operations of The Health Alliance of Greater Cincinnati (the "Health Alliance"). The core laboratory operations acquired provide outreach laboratory testing services for physicians in the Greater Cincinnati area and reference laboratory testing for the six hospitals affiliated with the Health Alliance. In connection with the acquisition, we entered into a long-term service agreement to provide reference testing to the Health Alliance hospitals and management of their six immediate response laboratories. The service agreement has an initial term of five years and is automatically renewable for a further two years at the expiration of the initial term or each renewal term, unless either party gives written notice of non-renewal at least 90 days prior to the end of the applicable term. The acquisition was financed through our existing line of credit.

   On March 1, 2004, we acquired substantially all of the net assets of the drug testing division, Northwest Toxicology, of NWT Inc. for $12.2 million in cash, subject to post-closing adjustments, if any, to beginning working capital. The acquisition was financed through our existing line of credit.

   In connection with our acquisition of the core laboratory operations of the Health Alliance, we entered into a lease for the Health Alliance's laboratory facility in Cincinnati, Ohio. This facility is approximately 71,500 square feet. The payments under the lease are $1,071,810 per year. We plan to move the Cincinnati laboratory to a new facility located in Cincinnati, Ohio. The construction of this facility began in the summer of 2004, and we plan to occupy the space in

July 2005. This facility is anticipated to cost approximately $24 million for land acquisition and construction and to be furnished and equipped with laboratory testing equipment and technology. We anticipate that this facility will provide improved backup and disaster recovery capabilities and better turnaround times for specimens from the eastern region of the United States. We also anticipate that the new facility will provide us with a platform to expand our clinical business in the eastern region of the United States and will increase our anatomic pathology capabilities.

   Our strategy for growth is to (a) continue organic growth in all business segments by maintaining a superior level of service at competitive prices, improved marketing and expanded service offerings to clients; (b) expand managed care relationships; (c) acquire additional laboratory testing and other related businesses; (d) maintain existing competitive advantages of strategically located centralized laboratory facilities , logistics, service and quality levels, and insurance relationships and service offerings; and (e) expand electronic data connectivity capabilities with clients.

                                  Risk Factors

   You should read the "Risk Factors" section, beginning on page 8, to understand the risks associated with an investment in our securities.

                                   Our Company

   Our principal executive offices are located at 10101 Renner Blvd., Lenexa, Kansas 66219. Our telephone number is (800) 873-8845. Our corporate website is www.labone.com. The information on our website does not constitute part of this prospectus.

                                  THE OFFERING


   The following summary contains basic information about the Debentures and is not intended to be complete . It may not contain all of the information that may be important to you. For a more complete description of the Debentures, see the section of this prospectus entitled "Description of Debentures." For purposes of the description of Debentures contained in this prospectus, the terms "LabOne, Inc.," "company," "we " "us" and "our" refer only to LabOne, Inc. and not our subsidiaries, unless the context otherwise requires.

Selling Security Holders.........      The securities to be offered and sold
                                       using this prospectus will be offered
                                       and sold by the selling security
                                       holders. See "Selling Security Holders".

Securities Offered...............      $103,500,000 aggregate principal amount
                                       of 3.50% Convertible Senior Debentures
                                       Due 2034, including shares of our common stock issuable upon conversion of the Debentures.

Maturity Date....................      June 15, 2034, unless earlier converted,
                                       redeemed or repurchased.


Ranking..........................      The Debentures are senior unsecured
                                       obligations of LabOne, Inc. and rank
                                       equally in right of payment with our
                                       existing and future unsecured and
                                       unsubordinated indebtedness and other
                                       liabilities. As of March 31, 2005, our
                                       senior indebtedness totaled
                                       approximately $113.3 million. The
                                       Debentures are effectively subordinated
                                       to any existing and future secured
                                       indebtedness of LabOne, Inc. to the
                                       extent of the assets securing such
                                       indebtedness.
                                       The Debentures are not guaranteed by any of our subsidiaries and, accordingly, the Debentures are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including liabilities to trade creditors.
                                       As of March 31, 2005, we had $173.2
                                       million of total liabilities comprised
                                       of $9.8 million of senior secured
                                       indebtedness, $103.5 million of senior
                                       unsecured indebtedness and $59.9 million of other unsecured liabilities. This includes $27.3 million of other unsecured liabilities belonging to non-guarantor subsidiaries. The indenture under which the Debentures were issued does not restrict the incurrence of secured or unsecured debt by us or any of our subsidiaries.


Interest; Liquidated Damages.....      We will pay interest on the Debentures
                                       on June 15 and December 15 of each year, beginning December 15, 2004. Liquidated damages are payable in cash if we fail to comply with certain obligations set forth below under "Description of
                                       Debentures--Registration Rights".

Conversion Rights................      You may convert your Debentures prior to
                                       stated maturity only under the following circumstances:

                                      o    during any fiscal quarter commencing
                                           after September 30, 2004, if the
                                           closing sale price of our common
                                           stock for at least 20 trading days
                                           in the 30 trading-day period ending
                                           on the last trading day of the
                                           preceding fiscal quarter is more
                                           than 130% of the conversion price on
                                           that 30th trading day; or

                                      o    during the five business-day period
                                           after any five consecutive
                                           trading-day period (the "measurement
                                           period") in which the trading price
                                           per Debenture for each day of such
                                           measurement period was less than 98%
                                           of the product of the closing sale
                                           price of our common stock on such
                                           day and the conversion rate in
                                           effect on such day; provided,
                                           however, you may not convert your
                                           Debentures in reliance on this
                                           provision after June 15, 2029 if on
                                           any trading day during the
                                           measurement period the closing sale
                                           price of our common stock is greater
                                           than or equal to the conversion
                                           price on such day but less than or
                                           equal to 130% of the conversion
                                           price on such day; or

                                      o    if we have called the Debentures for
                                           redemption; or

                                      o    upon the occurrence of specified
                                           corporate transactions described
                                           under "Description of
                                           Debentures--Conversion Rights."

                                       The conversion rate for each $1,000
                                       principal amount of Debentures is
                                       25.4463 shares of our common stock. This represents an initial conversion price of approximately $39.30 per share of common stock. As described in this prospectus, the conversion rate may be adjusted for certain reasons.

                                       Upon conversion, we will deliver cash
                                       equal to the lesser of the aggregate
                                       principal amount of Debentures to be
                                       converted and our total conversion
                                       obligation, and shares of our common
                                       stock in respect of the remainder, if
                                       any, of our conversion obligation.  See
                                       "Description of Debentures--Conversion
                                       Rights--Payment Upon Conversion."

                                       You will not receive any cash payment
                                       representing accrued and unpaid
                                       interest, if any, upon conversion.
                                       Instead, any such amounts will be deemed paid by the cash and the common stock, if any, received by you on conversion. You will, however, receive accrued and unpaid liquidated damages, if any, to the conversion date.

                                       If you elect to convert your Debentures
                                       in connection with certain corporate
                                       transactions that occur on or prior to
                                       June 15, 2009, we will increase the
                                       conversion rate by a number of
                                       additional shares of common stock upon
                                       conversion as described under
                                       "Description of Debentures--Conversion
                                       Rights--General."

                                       Your ability to convert your Debentures
                                       into cash and shares of our common stock,
                                       if any, is subject to the limitations
                                       imposed by our current credit facility
                                       and by any limitations we may have in any
                                       other credit facilities or indebtedness
                                       we may incur in the future. Under our
                                       current credit facility, we are not
                                       permitted to pay any settlement amounts
                                       with respect to any conversion of
                                       Debentures if a default or event of
                                       default exists and is continuing under
                                       the credit facility.   See "Description
                                       of Credit Facility" and "Description of
                                       Debentures--General."

Payment at Maturity..............      For each $1,000 principal amount of the
                                       Debentures that you hold, you shall be
                                       entitled to receive $1,000 at maturity,
                                       plus accrued and unpaid interest, if
                                       any, and accrued and unpaid liquidated
                                       damages, if any.

Sinking Fund.....................      None.

Optional Redemption by LabOne,         We may not redeem the Debentures prior
Inc..............................      to June 20, 2009. Beginning on June 20,
                                       2009, we may redeem the Debentures for
                                       cash at any time as a whole, or from
                                       time to time in part, upon at least 30
                                       days but not more than 60 days notice by mail to the trustee and the holders of Debentures at a redemption price equal to the principal amount of the Debentures redeemed, plus accrued and unpaid interest, if any, and accrued and unpaid liquidated damages, if any, to the redemption date. If the redemption date falls between a record date and an interest payment date, any interest payable on such redemption date
                                       (including liquidated damages, if any)
                                       will be paid to the holder of record on
                                       the record date immediately preceding
                                       such redemption date.

Repurchase of Debentures by            You may require us to repurchase all or
LabOne, Inc.                           a portion of your Debentures on June 15,
at the Option of the Holder......      2011, June 15, 2014 and June 15, 2024 at
                                       a price equal to 100% of the principal
                                       amount of the Debentures plus accrued
                                       and unpaid interest, if any, and accrued and unpaid liquidated damages, if any, to the date of repurchase. If the repurchase date falls between a record date and an interest payment date, any interest payable on such repurchase date
                                       (including liquidated damages, if any)
                                       will be paid to the holder of record on
                                       the record date immediately preceding
                                       such repurchase date.

                                       Our ability to repurchase Debentures for cash on a repurchase date is subject to important limitations, including limitations imposed by our current credit facility and by any limitations we may have in any other credit facilities or indebtedness we may incur in the future. Under the terms of our current credit facility, we are not permitted to repurchase any Debentures that might be delivered by holders of Debentures seeking to exercise the repurchase right described above. In addition, our ability to repurchase the Debentures for cash may be limited by restrictions on the ability of LabOne, Inc. to obtain funds for such repurchase and the terms of our then existing borrowing agreements.

Designated Event Put.............      If a designated event (as described
                                       under "Description of
                                       Debentures--Repurchase at Option of the
                                       Holder Upon a Designated Event") occurs
                                       prior to June 15, 2034, you may require
                                       us to purchase all or part of your
                                       Debentures at a repurchase price equal
                                       to 100% of their principal amount, plus
                                       accrued and unpaid interest and
                                       liquidated damages, if any, to the
                                       designated event repurchase date.  If
                                       the designated event repurchase date
                                       falls between a record date and an
                                       interest payment date, any interest
                                       payable on such designated event
                                       repurchase date (including liquidated
                                       damages, if any) will be paid to the
                                       holder of record on the record date
                                       immediately preceding such designated
                                       event repurchase date.
                                       As described above under "--Repurchase of Debentures by LabOne, Inc. at the Option of the Holder", our ability to repurchase Debentures for cash is subject to important limitations, including limitations imposed by our current credit facility and by any limitations we may have in any other credit facilities or indebtedness we may incur in the future. Under the terms of our current credit facility, we are prohibited from repurchasing any
                                       Debentures that might be delivered by
                                       holders of Debentures seeking to
                                       exercise their designated put right if a default or event of default exists and is continuing under the facility. In addition, the occurrence of a designated event that constitutes a change of control is an event of default under our current credit facility and could cause an event of default under, or be prohibited or limited by the terms of, our then existing borrowing arrangements.

United States Federal Income Tax
Considerations...................      We and each holder of Debentures agree
                                       to treat the Debentures as debt
                                       instruments for U.S. federal income tax
                                       purposes.  Based on this treatment, a
                                       U.S. Holder of a Debenture will be
                                       required to report interest paid on a
                                       Debenture as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for federal income tax purposes. We believe that the
                                       Debentures were issued without original
                                       issue discount for federal income tax
                                       purposes.  See "United States Federal
                                       Income Tax Considerations--Contingent
                                       Payment Debt Instrument Regulations."
                                       Further, upon a sale, exchange,
                                       conversion, repurchase or redemption of
                                       a Debenture, you will be required to
                                       recognize gain or loss equal to the
                                       difference between your amount realized
                                       (which will include the value of any
                                       common stock received if you exercise
                                       your conversion rights) and your
                                       adjusted tax basis in the Debenture,
                                       with any such gain (and with all or a
                                       portion of any such loss) being
                                       classified as capital gain except to the extent of any accrued interest taxed as ordinary income. You should consult your tax advisor as to the United States federal, state and local (as well as foreign) tax consequences of acquiring, owning and disposing of the Debentures.
                                       See "United States Federal Income Tax
                                       Considerations."

Use of Proceeds..................      We will not receive any proceeds from
                                       the sale by any selling security holder
                                       of Debentures or shares of common stock
                                       issued upon conversion of Debentures.

Form of Debentures...............      The Debentures were issued in fully
                                       registered form in denominations of
                                       $1,000 principal amount and integral
                                       multiples thereof. The Debentures are
                                       represented by one or more global
                                       Debentures, deposited with the trustee
                                       as custodian for The Depository Trust
                                       Company and registered in the name of
                                       Cede & Co., DTC's nominee. Beneficial
                                       interests in any of the Debentures are
                                       shown on, and transfers are effected
                                       only through, records maintained by DTC
                                       or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances. See "Description of
                                       Debentures--Form, Denomination and
                                       Registration."

Absence of a Public Market for
the Debentures; Trading..........      The Debentures are designated for
                                       inclusion in the PORTAL(R) Market of
                                       NASD, Inc. Debentures sold using this
                                       prospectus, however, will not longer be
                                       eligible for trading in the PORTAL(R)
                                       Market. We do not presently intend to
                                       list the Debentures on any national
                                       securities exchange or include them in
                                       any automated quotation system. We
                                       cannot assure you that any active or
                                       liquid market will develop for the
                                       Debentures. See "Plan of Distribution."

Trading of Common Stock..........      Our common stock is traded on the Nasdaq
                                       National Market under the symbol "LABS".

                                  RISK FACTORS

   This section describes risks involved in purchasing our securities, including the Debentures and our common stock. Before you invest in our securities, you should consider carefully the following risks, in addition to the other information presented elsewhere in this prospectus and the documents incorporated by reference into this prospectus, in evaluating us and our business. Any of the following risks could seriously harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or part of your investment. For purposes of the information below under the section, "Risk Factors--Risks Related to Our Business", the terms "LabOne, Inc.," "company," "we," "us" and "our" refer to LabOne, Inc. and its subsidiaries unless the context otherwise requires. You should be aware that our subsidiaries will not guarantee the Debentures.

                          Risks Related to Our Business

    IF WE CANNOT EFFECTIVELY IMPLEMENT OUR GROWTH STRATEGY, THIS WOULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

    Our growth strategy assumes we will expand managed care relationships and acquire additional laboratory testing or other related businesses. We cannot assure that we will be able to obtain additional network approvals or identify laboratory testing or other related service companies to acquire or otherwise negotiate acceptable terms with respect to any transaction.

    INTEGRATION OF ACQUIRED BUSINESSES MAY BE MORE DIFFICULT THAN ANTICIPATED AND MAY NOT RESULT IN ANTICIPATED BENEFITS.

    We may have difficulty integrating acquired businesses with existing operations, retaining key customers or vendors or retaining key personnel of the acquired businesses. The acquisition and integration of acquired businesses require the dedication of significant management resources that could adversely affect business activities or customer service. We have not fully completed the integration of the operations of the Health Alliance and Northwest Toxicology, and we may not be able to realize all or any of the benefits expected to result from such integration, either in monetary terms or in a timely manner.

    A MATERIAL DELAY IN THE COMMENCEMENT OF OPERATIONS IN THE NEW CINCINNATI FACILITY WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

    We anticipate that we will begin operations in our new Cincinnati facility in early July 2005. Any construction or other cause of material delay in the commencement of operations in the new Cincinnati facility would adversely affect our results of operations.

    OUR USE OF EQUITY SECURITIES TO MAKE STRATEGIC ACQUISITIONS OR ALLIANCES MAY BE DILUTIVE TO OUR EXISTING EQUITY HOLDERS.

    To facilitate our acquisition of businesses or strategic alliances, we may issue equity securities, including common stock. These issuances could be dilutive to our existing shareholders.

    MANY OF OUR CUSTOMER AND PAYOR CONTRACTS ARE TERMINABLE AT WILL OR ON SHORT NOTICE FOR ANY REASON.

    We derive a significant portion of revenue from services contracts and contracts with managed care payors. Many contracts are terminable at will or on short notice by customers and payors. Our other contracts may be terminated or are subject to significant penalties if performance standards are not met. Competition, interruption or deterioration in services or a change in management or ownership of a customer or payor could result in a customer's decision to stop using our services in whole or in part or to a payor's decision to terminate our in-network status. Termination of these contracts could also indirectly result in loss of a large base of physicians in an area, which could adversely affect our results of operations and financial condition.

    LOWER PRICES OFFERED BY COMPETITORS MAY UNDERCUT OUR COMPETITIVE ADVANTAGES AND REDUCE PROFITS.

    Some competitors in the life insurance risk assessment business are offering lower prices. If these competitors continue to reduce prices and customers refuse to pay higher prices for our services, revenues and/or profits may be reduced. Increased competition from other providers of risk assessment, laboratory testing or other related services may materially harm our business and results of operations.

    WE HAVE NUMEROUS COMPETITORS, INCLUDING TWO LARGER NATIONAL LABORATORY COMPANIES WITH SIGNIFICANTLY GREATER FINANCIAL AND TECHNICAL RESOURCES.

    These national laboratory companies have national and regional contracts with managed care networks, some on an exclusive basis. They also have exclusive arrangements for the distribution of certain esoteric tests applicable to the clinical market. The strategies and other efforts of competitors, if successful, may erode our customer base, limit our access to users and payors of laboratory services, reduce our existing and future sources of revenue and access to local and regional markets, and cause us to reduce prices or increase marketing and other costs of doing business, each of which could have a material adverse effect on our business and results of operations.

    ANY ADVERSE CHANGE IN THE NUMBER AND TYPES OF TESTS ORDERED BY LIFE INSURANCE COMPANIES COULD REDUCE PROFITS.

    Currently, our largest and most profitable business segment is providing risk assessment services to the life insurance industry. The level of demand for these services is influenced by a number of factors, including:

     o    the number of life insurance applications underwritten,

     o the policy amount thresholds at which insurance companies order testing and other services,

     o    the type and costs of tests and other services requested,

     o    testing and specimen collection innovations, and

     o the extent to which insurance companies may create in-house testing facilities and provide in-house underwriting services.


These factors are beyond our control. Any adverse change in life insurance industry demand for testing or other services provided by us could significantly reduce our profits.

    EFFORTS BY MANAGED-CARE ORGANIZATIONS, MEDICARE, MEDICAID, INSURANCE COMPANIES AND OTHER PAYORS TO REDUCE THE COST AND UTILIZATION OF HEALTH CARE SERVICES COULD ADVERSELY EFFECT OUR RESULTS OF OPERATIONS.

    If these efforts, which include ongoing efforts to reform the TennCare Program from which we directly and indirectly derive significant revenues, result in reductions in the price or use of health care services, including our laboratory testing or other services, this could adversely affect our results of clinical laboratory operations.

    OUR SUBSTANCE ABUSE TESTING BUSINESS IS SENSITIVE TO GENERAL ECONOMIC CONDITIONS AND LEVELS OF HIRING AND EMPLOYMENT.

    The marketing of our substance abuse testing services is primarily directed at Fortune 1000 companies, occupational health clinics and TPAs. This substance abuse testing business is sensitive to general economic conditions and levels of hiring and employment.

    IMPAIRMENT OF GOODWILL ON OUR BOOKS COULD DEPRESS THE STOCK PRICE.


    As of March 31, 2005, we had $138.5 million of goodwill, including $23.6 million from our merger with Lab Holdings, Inc. in 1999, recorded on our balance sheet. If this goodwill is impaired in the future, we would be required to take a non-cash charge to earnings. This could depress the market price of our stock if investors focus on net earnings as opposed to other financial measures.

    OUR FAILURE TO PROVIDE ACCURATE LABORATORY TEST RESULTS AND OTHER DATA OR FOLLOW ACCEPTED PROCEDURES MAY RESULT IN CLAIMS THAT MAY NOT BE COVERED BY INSURANCE.

    Clients rely on the accuracy of our testing and other services to make significant insurance, treatment and employment decisions. In addition, federal and state laws regulate the disclosure of specimen testing results and other nonpublic personal information. If we do not provide accurate test results using accepted scientific methods, or do not provide other data accurately, we could incur significant liability. We have insurance to cover these types of claims, but cannot assure that this coverage is adequate or will continue to be available at reasonable prices.

    OUR BUSINESS COULD BE HARMED BY DISRUPTIONS IN EXPRESS DELIVERY SERVICES.

    We generally rely on express couriers to transport specimens to our laboratories quickly and safely. A disruption in these couriers' businesses resulting from a labor dispute, natural disaster, malicious human act or other event could harm our business and results of operations.

    THE DEVELOPMENT OF MORE ATTRACTIVE ON-SITE RAPID ASSAY TESTS MAY REDUCE DEMAND FOR LABORATORY TESTING SERVICES.

    We serve customers through laboratory-based testing facilities. Although there are on-site rapid assay testing products available in the marketplace, rapid assays have not achieved broad market acceptance due to the high cost of such assays, liability concerns, regulatory limitations, less accurate testing results and the absence of a broad testing menu. If more competitive assays become available, such products could be substituted for laboratory-based testing and have an adverse impact on our business and results of operations.

    OUR BUSINESS AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED IF OUR PRIMARY TESTING FACILITY IN LENEXA, KANSAS OR ANY OF OUR OTHER TESTING FACILITIES ARE TEMPORARILY SHUT DOWN OR SEVERELY DAMAGED BECAUSE OF A NATURAL DISASTER, TELECOMMUNICATIONS FAILURE OR OTHER SERIOUS EVENT.

    We carry business interruption insurance to compensate for losses that might occur, but we cannot provide assurance that this insurance coverage will be enough to compensate for damages resulting from any such disruption to business.

    OUR ORGANIZATIONAL DOCUMENTS AND OTHER AGREEMENTS CONTAIN RESTRICTIONS THAT MIGHT PREVENT A TAKEOVER OR CHANGE IN MANAGEMENT.

    Provisions of our articles of incorporation and by-laws might have the effect of discouraging a potential acquirer from attempting a takeover on terms that some shareholders might favor, reducing the opportunity for shareholders to sell shares at a premium over then-prevailing market prices and preventing or frustrating attempts to replace or remove current management. These provisions include:

     o    a fair price provision,

     o    a requirement that the board of directors be classified,

     o the authorization of a "blank check" preferred stock to be issued at the discretion of the board of directors, and

     o a requirement that we receive advance notice of shareholder nominees for director and shareholder proposals.


In addition, we have a shareholder rights plan, which grants shareholders other than the acquiring person the right to purchase common stock at one-half of market price if any person becomes the beneficial owner of 15% or more of the outstanding shares of common stock, subject to exceptions set forth in the plan.

    WE ARE DEPENDENT ON OUR ABILITY TO ATTRACT AND RETAIN MANAGEMENT AND OPERATIONS PERSONNEL.


    Our success is dependent upon our ability to attract and retain qualified and experienced management and operations personnel. There can be no assurance that we will be able to attract and retain key personnel in the future. Any failure by us to attract and retain qualified personnel may have a material adverse effect on our results of operations. Our current Chief Financial Officer, John W. McCarty, has announced his intention to resign. We have entered into a Transition Services Agreement which, as amended, provides that the effective date of Mr. McCarty's resignation shall be the later of (i) June 30, 2005 and (ii) the date on which Mr. McCarty's successor has assumed the responsibilities of chief financial officer of LabOne; provided, however, that LabOne in its discretion may elect to extend the effective date of Mr. McCarty's resignation for up to thirty days. We are currently engaged in a search for a successor and have retained an executive search firm to assist in the search.


    FAILURE TO TIMELY OR ACCURATELY BILL FOR OUR SERVICES COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR NET REVENUES AND BAD DEBT EXPENSE.

    Billing for laboratory services is extremely complicated. We provide testing services to a broad range of health care providers. Depending on the billing arrangement and applicable law, we must bill various payors, such as patients, insurance companies, Medicare, Medicaid, doctors and employer groups, all of which have different billing requirements. Additionally, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures add further complexity to the billing process. Among many other factors complicating billing are:

     o pricing differences between our fee schedules and the reimbursement rates of the payors;

     o    disputes with payors as to which party is responsible for payment; and

     o disparity in coverage and information requirements among various carriers.

    We incur significant additional costs as a result of our participation in Medicare and Medicaid programs, as billing and reimbursement for clinical laboratory testing is subject to considerable and complex federal and state regulations. These additional costs include those related to: (1) complexity added to billing processes; (2) training and education of employees and customers; (3) compliance and legal costs; and (4) costs related to, among other factors, medical necessity denials and advanced beneficiary notices. Compliance with applicable laws and regulations, as well as internal compliance policies and procedures, adds further complexity and costs to the billing process. Changes in laws and regulations could negatively impact our ability to bill clients. The Center for Medicare and Medicaid Services, or CMS (formerly the Health Care Financing Administration), establishes procedures and continuously evaluates and implements changes in the reimbursement process.

    Missing or incorrect information on requisitions adds complexity to and slows the billing process, creates backlogs of unbilled requisitions, and generally increases the aging of accounts receivable. When all issues relating to the missing or incorrect information are not resolved in a timely manner, the related receivables are written off to the allowance for doubtful accounts.

    COMPLIANCE WITH THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT ("HIPAA") "STANDARD TRANSACTIONS" REGULATIONS, SECURITY REGULATIONS AND PRIVACY REGULATIONS MAY INCREASE OUR COSTS.

    Pursuant to HIPAA, the Secretary of the Department of Health and Human Services, or HHS, has issued final regulations designed to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions while protecting the privacy and security of the information exchanged. Three principal regulations have been issued in final form: standards for electronic transactions, security regulations and privacy regulations.

    The regulations on electronic transactions, which we refer to as the transaction standards, establish uniform standards for electronic transactions and code sets, including the electronic transactions and code sets used for claims, remittance advices, enrollment and eligibility. The HIPAA transaction standards are complex, and certain components of the regulations may be subject to differences in interpretation by payers. As a result of inconsistent application and interpretation of transaction standards by payors, or our inability to obtain certain billing information not usually provided by physicians, we could face increased costs and complexity, a temporary disruption in receipt of revenue, and ongoing reductions in reimbursements and net revenues.


    The final HIPAA security regulations, which establish detailed requirements for safeguarding electronic patient information, were published on February
20, 2003 and became effective on April 21, 2003, although health care providers were allowed until April 20, 2005 to comply with these regulations. We believe that we are in compliance with the security regulations.


    The HIPAA privacy regulations, which fully came into effect in April 2003, establish comprehensive federal standards with respect to the uses and disclosures of protected health information by health plans, health care providers and health care clearinghouses. We have implemented the HIPAA privacy regulations, as required by law.

    Compliance with the HIPAA requirements may require significant capital and personnel resources from all health care organizations. While we believe our total costs to comply with HIPAA will not be material to our operations or cash flow, additional customer requirements resulting from different interpretations of the current regulations could impose significant additional costs on us.

    FAILURE IN OUR INFORMATION TECHNOLOGY SYSTEMS, INCLUDING FAILURES RESULTING FROM OUR SYSTEMS CONVERSIONS, COULD SIGNIFICANTLY INCREASE TURNAROUND TIME AND OTHERWISE DISRUPT OUR OPERATIONS, WHICH COULD REDUCE OUR CUSTOMER BASE AND RESULT IN LOST NET REVENUES.

    Information systems are used extensively in virtually all aspects of our business, including laboratory testing, billing, customer service, logistics and management of medical data. Our success depends, in part, on the continued and uninterrupted performance of our information technology, or IT, systems. Computer systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security measures, some servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. During the third quarter of 2004, our internal auditors identified a reportable condition in the design and operation of general computer controls related to program changes and access security. The condition was not considered a material weakness. We believe that these issues concerning program changes and access security have been remediated. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to process test orders, deliver test results or perform tests in a timely manner or breaches of our network security could adversely affect our reputation and result in a loss of customers and net revenues.

    FDA REGULATION OF LABORATORY/DEVELOPED TESTING COULD LEAD TO INCREASED COSTS AND DELAY IN INTRODUCING NEW TESTS.

    The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories. In the past, the FDA has claimed regulatory authority over laboratory-developed tests, but has exercised enforcement discretion in not regulating tests performed by high complexity CLIA-certified laboratories. If in the future the FDA were to increase its regulation of the reagents used in laboratory-developed testing, it could lead to substantial business interruption and increased costs and delays in introducing new tests.

    IF WE FAIL TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS, WE COULD SUFFER FINES AND PENALTIES, BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS AND LOSE MATERIAL LICENSES.

    We are subject to extensive and frequently changing federal, state and local laws and regulations. We are licensed under the Clinical Laboratory Improvement Amendments of 1988 ("CLIA"), and we are certified by SAMHSA to perform testing to detect drug use in federal employees and in workers governed by federal regulations. Legislative provisions relating to health care fraud and abuse give federal enforcement personnel substantial funding, powers and remedies to pursue suspected fraud and abuse. While we believe that we are in material compliance with applicable laws, many of the regulations applicable to us, including those relating to billing and reimbursement of tests and those relating to relationships with physicians and hospitals, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations, including our billing practices. If we fail to comply with applicable laws and regulations, we could suffer civil and criminal fines and penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state health care programs.

    OUR TESTS AND BUSINESS PROCESSES MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD CAUSE US TO ENGAGE IN COSTLY LITIGATION, PAY SUBSTANTIAL DAMAGES OR PROHIBIT US FROM SELLING CERTAIN OF OUR TESTS.

    While we use commercially reasonable efforts to license technology, intellectual property and systems not owned or developed by us, other companies or individuals, including our competitors, may obtain patents or other property rights that would prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. As a result, we may be involved in intellectual property litigation and we may be found to infringe on the proprietary rights of others, which could force us to do one or more of the following:

     o cease developing, performing or selling products or services that incorporate the challenged intellectual property;

     o obtain and pay for licenses from the holder of the infringed intellectual property right;

     o    redesign or reengineer our tests;

     o    change our business processes; or

     o pay substantial damages, court costs and attorneys' fees, including potentially increased damages for any infringement held to be willful.

    Patents generally are not issued until several years after an application is filed. The possibility that, before a patent is issued to a third party, we may be performing a test or other activity covered by the patent is not a defense to an infringement claim. Thus, even tests that we develop could become the subject of infringement claims if a third party obtains a patent covering those tests.

    Infringement and other intellectual property claims, regardless of their merit, can be expensive and time-consuming to litigate. In addition, any requirement to reengineer our tests or change our business processes could substantially increase costs, force an interruption in product sales or delay new test releases.

    CHANGES IN SECURITIES LAWS AND REGULATIONS HAVE INCREASED OUR COSTS AND COULD DIMINISH OUR PROFITABILITY.

    We are subject to significant new regulatory requirements regarding public disclosure, corporate governance and compliance practices. These new legal requirements include the Sarbanes-Oxley Act of 2002 ("SOX"), together with new rules implemented by the SEC and NASDAQ. These additional rules and regulations have increased our legal, accounting and compliance costs. For example, during 2004 we incurred substantial costs and expended significant resources to comply with the new regulations promulgated under Section 404 of SOX regarding internal control over financial reporting. Section 404 requires management to report on the effectiveness of internal control over financial reporting and requires our registered public accountant to attest to this report. If we are not able to meet the requirements of Section 404 of SOX, or if we or our directors or officers are not in compliance with securities laws or SEC or NASDAQ rules, we may incur further costs and spend further management time to meet the requirements and may also suffer adverse effects as a result of such failure.

    CONVERSION OF OUR DEBENTURES MAY CAUSE US TO SEEK FINANCING ON UNFAVORABLE TERMS AND MAY BE DILUTIVE TO EXISTING STOCKHOLDERS.

    Upon conversion of our outstanding debentures, we will deliver cash equal to the lesser of the aggregate principal amount of debentures to be converted and its conversion obligation, and common stock in respect of the remainder, if any, of its conversion obligation. Accordingly, upon conversion of the debentures, at their maturity or upon a repurchase request under their terms, a substantial cash payment will be due. If we have maximized our borrowing under our credit facility or incurred other substantial obligations, we may not have sufficient funds on hand or available through existing borrowing facilities to meet our obligations under the debentures. Additional financing may not be available to us on terms favorable to us, if at all, and could result in an event of default with respect to the debentures. If we issue common stock upon conversion of the debentures, the conversion of some or all of the debentures will dilute the ownership interests of existing stockholders. In addition, if a conversion of the debentures results from certain corporate transactions that occur on or prior to June 15, 2009, we will increase the conversion rate on debentures converted in connection with such corporate transaction by a number of additional shares of common stock. The number of such additional shares of common stock will be determined based on the date on which the corporate transaction becomes effective and the price paid per share of our common stock in the corporate transaction. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the debentures may encourage short selling by market participants because the conversion of the debentures could depress the price of our common stock.

                         Risks Related to the Debentures

   OUR CURRENT CREDIT FACILITY CONTAINS PROHIBITIONS ON OUR ABILITY TO MAKE PAYMENT OF SETTLEMENT AMOUNTS TO HOLDERS OF DEBENTURES UPON CONVERSION OF THE DEBENTURES UNDER CERTAIN CIRCUMSTANCES.

   Your ability to convert your Debentures into cash and shares of our common stock, if any, is subject to the limitations imposed by our current credit facility and by any limitations we may have in any other credit facilities or indebtedness we may incur in the future. See "Description of Credit
Facility". Under our current credit facility, we are not permitted to pay any settlement amounts with respect to any conversion of Debentures if a default or event of default exists and is continuing under the credit facility. The occurrence of a change of control constitutes an event of default under our current credit facility. Accordingly, we will be prohibited from paying any settlement amounts following the effective date of such a transaction unless we seek a waiver from our lenders or refinance the credit facility in connection with such change of control. For example, in the event of a change of control as described under "Description of Debentures--Repurchase of Debentures at the Option of Holders--Designated Event Put," or if we are unable to comply with certain financial ratios, unable to comply with other negative covenants or there occurs any other event of default, you will not be able to convert your Debentures.

   OUR CURRENT CREDIT FACILITY CONTAINS RESTRICTIONS ON OUR ABILITY TO INCUR ADDITIONAL INDEBTEDNESS, ISSUE EQUITY OR ACQUIRE ADDITIONAL FINANCING WITHOUT LENDER CONSENT.

   In addition, future credit facilities may have similar or more restrictive covenants. In the event that the maturity date or repurchase request occurs at a time when we have maximized our borrowing under existing facilities, we may not have sufficient funds on hand or available through existing borrowing facilities to meet our obligations under the Debentures. In such case, we could attempt to obtain the consent of the lenders under those arrangements to repay or purchase the Debentures or could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance these borrowings, we will be unable to repay or repurchase the Debentures. Failure by us to repay or repurchase the Debentures when required will result in an event of default with respect to the Debentures.

   THE DEBENTURES WILL BE STRUCTURALLY SUBORDINATED TO INDEBTEDNESS AND LIABILITIES OF OUR SUBSIDIARIES.


   Because we operate a portion of our business through subsidiaries, we derive some revenues from, and hold some of our assets through, those subsidiaries. In general, these subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities, including the Debentures, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. Our right to receive any assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the right of our creditors to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors, to the extent that we are not a creditor of such subsidiary. In addition, even where we are a creditor of a subsidiary, our rights as a creditor with respect to certain amounts are subordinated to other indebtedness of that subsidiary, including secured indebtedness to the extent of the assets securing such indebtedness. As of March 31, 2005, our subsidiaries had total liabilities of approximately $21.9 million, excluding intercompany indebtedness.


   THE DEBENTURES ARE UNSECURED, AND EXISTING AND FUTURE SECURED INDEBTEDNESS WILL RANK EFFECTIVELY SENIOR TO THE DEBENTURES.

   The Debentures are unsecured and are effectively subordinated to our existing and future secured debt to the extent of the value of the assets that secure that indebtedness. Our existing credit facility is secured by a lien on substantially all of our assets. In addition, we may incur additional secured indebtedness.

   THE DEBENTURES DO NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL DEBT OR TO TAKE OTHER ACTION THAT COULD NEGATIVELY IMPACT HOLDERS OF THE DEBENTURES.

   We are not restricted under the terms of the indenture and the Debentures from incurring additional indebtedness or securing indebtedness other than the Debentures. In addition, the Debentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt and take a number of other actions that are not limited by the terms of the indenture and the Debentures could have the effect of diminishing our ability to make payments on the Debentures when due. In addition, we are not restricted from repurchasing subordinated indebtedness or common stock by the terms of the indenture and the Debentures.

   At maturity, the entire outstanding principal amount of the Debentures will become due and payable by us. In addition, each holder of the Debentures may require us to repurchase all or a portion of that holder's Debentures on June 15, 2011, June 15, 2014 and June 15, 2024, or, if a "Designated Event," as defined in the indenture, occurs. A "Designated Event" that constitutes a change of control is an event of default under our current credit facility and also may constitute an event of default under, and result in the acceleration of the maturity of, indebtedness under another indenture or other indebtedness that we have or may incur in the future. Accordingly, at maturity or upon a repurchase request a substantial cash payment will be due. If we have maximized our borrowing under our current facility or incurred other substantial obligations, we may not have sufficient funds on hand or available through existing borrowing facilities to meet our obligations under the Debentures. In such case, we will need to seek additional financing. Additional financing may not be available to us on terms favorable to us, if at all. Failure by us to repay or repurchase the Debentures when required will result in an event of default with respect to the Debentures.

   WE HAVE A SUBSTANTIAL AMOUNT OF INDEBTEDNESS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE AND IMPACT OUR ABILITY TO MAKE PAYMENTS ON THE DEBENTURES.


   As of March 31, 2005, we, including our subsidiaries, had total indebtedness of approximately $113.3 million. Our level of indebtedness could have important consequences to the holders of the Debentures. For example, it:


     o may limit our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes;

     o will require us to dedicate a portion of our cash from operations to the payment of principal and interest on our debt, reducing the funds available to us for other purposes, including expansion through acquisitions, capital expenditures, marketing spending and expansion of our product offerings; and

     o may limit our flexibility to adjust to changing business and market conditions and make us more vulnerable to a downturn in general economic conditions as compared to our competitors.

   Our ability to make scheduled payments or to refinance our obligations with respect to our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

   OUR STOCK PRICE, AND THEREFORE THE PRICE OF THE DEBENTURES, MAY BE SUBJECT TO SIGNIFICANT FLUCTUATIONS AND VOLATILITY.

   The market price of the Debentures is expected to be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value of the Debentures than would be expected for non-convertible debt securities that we issue. Among the factors that could affect our common stock price are those discussed above under "--Risks Related to Our Business", as well as:

     o    interest rate volatility;

     o    variations in our operating results;

     o    federal or state legislative, licensing or regulatory changes;

     o changes in revenue or earnings estimates or publication of research reports by analysts;

     o    speculation in the press or investment community;

     o strategic actions by us or our competitors; o general market conditions; and

     o    domestic and international factors unrelated to our performance.

   In addition, the stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and of the Debentures.

   THE TRADING PRICES FOR THE DEBENTURES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICES FOR OUR COMMON STOCK, WHICH ARE IMPOSSIBLE TO PREDICT.

   The price of our common stock could be affected by possible sales of our common stock by investors who view the Debentures as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the Debentures.

   WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK OR EQUITY-RELATED SECURITIES, WHICH COULD ADVERSELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK AND THE VALUE OF THE DEBENTURES.

   We are not restricted from issuing common stock, preferred stock or securities convertible into or exchangeable for common stock, prior to maturity of the Debentures. If we issue additional shares of common stock or preferred stock or such convertible or exchangeable securities, the price of our common stock and, in turn, the price of the Debentures may be adversely affected.

   THE CONDITIONAL CONVERSION FEATURE OF THE DEBENTURES COULD RESULT IN YOU NOT RECEIVING THE VALUE OF THE COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF THE DEBENTURES.

   The Debentures are convertible into cash and shares of common stock only if specific conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock that may be issuable upon conversion of the Debentures.

   THERE MAY BE NO PUBLIC MARKET FOR THE DEBENTURES.

   There has been no trading market for the Debentures. We do not presently intend to apply for listing of the Debentures on any securities exchange or any automated quotation system. Although certain of the initial purchasers of the Debentures have advised us that they currently intend to make a market in the Debentures, they are not obligated to do so and may discontinue their market-making activities at any time without notice. Consequently, we cannot be sure that any market for the Debentures will develop or, if one does develop, that it will be maintained. If an active market for the Debentures fails to develop or be sustained, the trading price and liquidity of the Debentures could be adversely affected.

   IF YOU ARE ABLE TO RESELL YOUR DEBENTURES, MANY OTHER FACTORS MAY AFFECT THE PRICE YOU RECEIVE, WHICH MAY BE LOWER THAN YOU BELIEVE TO BE APPROPRIATE.

   The price you receive will depend on many other factors that may vary over time, including:

     o    the number of potential buyers;

     o    the level of liquidity of the Debentures;

     o    ratings, if any, published by major credit rating agencies;

     o    our financial performance;

     o    the amount of indebtedness we have outstanding;

     o the level, direction and volatility of market interest rates generally;

     o    the market for similar securities;

     o    the redemption and repayment features of the Debentures to be sold;
          and

     o    the time remaining to the maturity of your Debentures.

   As a result of these factors, you may only be able to sell your Debentures at prices below those you believe to be appropriate, including prices below the price you paid for them.

   THE CONVERSION RATE OF THE DEBENTURES MAY NOT BE ADJUSTED FOR ALL DILUTIVE EVENTS.

   The conversion rate of the Debentures is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under "Description of Debentures--Conversion Rights--Conversion Rate Adjustments." The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the Debentures or the common stock. There can be no assurance that an event that adversely affects the value of the Debentures, but does not result in an adjustment to the conversion rate, will not occur.

   IF WE ADJUST THE CONVERSION RATE, YOU MAY HAVE TO PAY TAXES WITH RESPECT TO AMOUNTS THAT YOU DO NOT RECEIVE.

   The conversion rate of the Debentures is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See "Description of Debentures --Conversion Rights--Conversion Rate Adjustments." If the conversion rate is adjusted as a result of a distribution that is taxable to our common stock holders, such as a cash dividend, you will be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. If the conversion rate is increased at our discretion or in certain other circumstances, such increase also may be deemed to be the payment of a taxable dividend to you, notwithstanding the fact that you do not receive a cash payment. See "United States Federal Income Tax Considerations--Adjustment of Conversion Rate."

   OUR REPORTED EARNINGS PER SHARE MAY BE MORE VOLATILE BECAUSE OF THE CONVERSION CONTINGENCY PROVISION OF THE DEBENTURES.

   Holders of the Debentures may convert the Debentures into our common stock during any fiscal quarter commencing after September 30, 2004, if the closing sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter is more than 130% of the conversion price on that 30th trading day. Under existing application of accounting literature, until this contingency is met, the shares underlying the Debentures are not included in the calculation of reported earnings per share. Should this contingency be met, reported earnings per share would be expected to decrease as a result of the inclusion of the underlying shares in the earnings per share calculation. An increase in volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of reported fully diluted earnings per share.

   CONVERSION OF THE DEBENTURES MAY DILUTE THE OWNERSHIP INTEREST OF EXISTING STOCKHOLDERS, INCLUDING HOLDERS WHO HAD PREVIOUSLY CONVERTED THEIR DEBENTURES.

   Upon conversion of the Debentures, we will deliver cash equal to the lesser of the aggregate principal amount of Debentures to be converted and our conversion obligation, and common stock in respect of the remainder, if any, of our conversion obligation. If we issue common stock upon conversion of the Debentures, the conversion of some or all of the Debentures will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Debentures may encourage short selling by market participants because the conversion of the Debentures could depress the price of our common stock.

   IF YOU HOLD DEBENTURES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO OUR COMMON STOCK, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR COMMON STOCK.

   If you hold Debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your Debentures and, in limited cases, under the conversion rate adjustments applicable to the Debentures. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

   THE ADDITIONAL SHARES OF COMMON STOCK PAYABLE ON DEBENTURES CONVERTED IN CONNECTION WITH CERTAIN CORPORATE TRANSACTIONS MAY NOT ADEQUATELY COMPENSATE YOU FOR THE LOST OPTION TIME VALUE OF YOUR DEBENTURES AS A RESULT OF SUCH CORPORATE TRANSACTIONS.

   If certain corporate transactions occur on or prior to June 15, 2009, we will increase the conversion rate on Debentures converted in connection with such corporate transaction by a number of additional shares of common stock. The number of such additional shares of common stock will be determined based on the date on which the corporate transaction becomes effective and the price paid per share of our common stock in the corporate transaction as described below under "Description of Debentures-Conversion Rights-General". While the increase in the conversion rate upon conversion is designed to compensate you for the lost option time value of your Debentures as a result of such corporate transactions, such increase is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the corporate transaction occurs after June 15, 2009 or if the price paid per share of our common stock in the corporate transaction is less than the common stock price at the date of issuance, there will be no such increase in the conversion rate.

   YOU SHOULD CONSIDER THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF OWNING DEBENTURES.

   We are taking the position that the regulations pertaining to contingent payment debt instruments should not apply to the Debentures, because we believe that all the possible payment schedules under the Debentures are known and there is a single payment schedule that is significantly more likely than not to occur. However, the U.S. federal income tax characterization of the Debentures is uncertain and, thus, no assurance can be given that the Internal Revenue Service will not assert that the Debentures should be subject to the contingent debt regulations. Such an alternative characterization could affect the amount, timing and character of income, gain or loss in respect of an investment in the Debentures.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of earnings to fixed charges for the indicated periods.


                                                             Three Months
                Year Ended December 31,                    Ended March 31,
-----------------------------------------------------    ------------------
 2000       2001       2002        2003       2004        2005       2004
--------   --------   --------    --------   --------    ------------------
 1.48       1.12       2.87        4.20       6.46        7.17       6.50


   For purposes of computing the ratios of earnings to fixed charges, earnings consist of income before taxes plus fixed charges, and fixed charges consist of interest expense, preferred stock dividends and the portion of rental expense under operating leases representative of an interest factor.

                                USE OF PROCEEDS

   The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders. We will not receive any proceeds from the sale by the selling security holders of Debentures or shares of our common stock issued upon conversion thereof that are offered pursuant to this prospectus.

                         DESCRIPTION OF CREDIT FACILITY


     We have a $175 million revolving credit agreement with a syndicate of banks with JPMorgan Chase Bank, as administrative agent and collateral agent, and Wachovia Bank, N.A., as syndication agent. As of March 31, 2005, approximately $0.8 million was outstanding under the credit facility and, based upon the covenant for leverage capacity, approximately $80.3 million of the remaining $174.2 million was available for borrowing. In general, borrowings under the credit facility may be repaid at any time without penalty. The credit facility requires a commitment fee ranging from 0.375% to 0.5% on the unused portion of the commitment depending upon the ratio of our total indebtedness to our consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) for the most recent four consecutive fiscal quarters.


     Borrowings under the credit facility bear interest at our option at either the Eurodollar rate or the alternate base rate. Interest accrues with respect to our Eurodollar rate borrowings at a rate equal to (a) the rate for dollar deposits with a comparable maturity by reference to the British Bankers' Association Interest Settlement Rates, plus (b) a margin ranging from 1.25% to 2.00%, depending upon the ratio of our total consolidated indebtedness to our consolidated EBITDA for the most recent four consecutive fiscal quarters. Interest accrues with respect to our alternate base rate borrowings at a rate equal to (i) the greater of JPMorgan Chase Bank's "prime rate" and the federal funds effective rate published by the Federal Reserve Bank of New York plus 0.5%, plus (ii) a margin ranging from 0.25% to 1.00%, depending upon the ratio of our total consolidated indebtedness to our consolidated EBITDA for the most recent four consecutive fiscal quarters.

     The credit facility is secured by a lien on substantially all of our assets.

     Under the terms of the credit facility, we must comply with certain financial covenants. A leverage covenant requires that the ratio of total indebtedness to the sum of four consecutive fiscal quarters of our consolidated EBITDA, as defined, be less than 3.00 times. An interest coverage covenant requires that the ratio of the sum of four consecutive quarters of consolidated EBITDA be at least 4.0 times the net interest expense, as defined, for those quarters. Other covenants limit annual cash capital expenditures to 30% of consolidated EBITDA and require the maintenance of a certain level of consolidated net worth.

   The credit facility contains affirmative and negative covenants that are typical for a credit agreement of this type. The covenants in the credit facility include:

     o    provision of financial and other information;

     o    restrictions on the incurrence of additional debt;

     o    restrictions on the granting of liens;

     o restrictions on certain fundamental corporate changes, including mergers and consolidations, liquidations and dissolutions;

     o    restrictions on the disposition of our assets;

     o    restrictions on making investments, loans and extending guarantees;

     o restrictions on transactions with affiliates that are not on an arms length basis; and

     o restrictions on making certain restricted payments and certain payments of indebtedness, including the payment to any person of indebtedness, cash or assets (other than common stock, warrants or rights to purchase common stock).

   In addition, the covenant restricting certain payments and the repayment of indebtedness will preclude us from paying any settlement amounts upon conversion of the Debentures or repurchasing Debentures upon the exercise thereof of a designated event put right if a default or event of default exists and is continuing under the credit facility.

See "Description of Debentures--Conversion Rights--Conversion Upon Specified Corporate Transactions--Certain Distributions".

   Events of default under the credit facility are typical for a credit agreement of this type and include, without limitation:

     o    the non-payment of amounts owed under the credit facility;

     o    material breaches of representations and warranties;

     o    failure to comply with the provisions of the credit agreement;

     o    cross default with other indebtedness of more than $3 million;

     o    certain events of bankruptcy and insolvency; and

     o    a change of control.

   Under the credit facility, we are not permitted to pay any settlement amounts with respect to any conversion of Debentures if there is a default or event of default under the credit facility. For example, if we are unable to meet the financial ratios described above, unable to comply with the other negative or affirmative covenants described above or there occurs any other event of default, such as a "change of control" as described under "Description of Debentures--Repurchase of Debentures at the Option of Holders--Designated Event Put," under the credit facility, you will not be able to convert your Debentures.

                           DESCRIPTION OF DEBENTURES

   We issued $103,500,000 in aggregate principal amount of the Debentures under an indenture, dated as of June 25, 2004, between us and Wells Fargo Bank, National Association, a national banking association duly organized under the laws of the United States of America, as trustee. Initially, Wells Fargo Bank, National Association will also act as paying agent and conversion agent for the Debentures. Both the Debentures and the shares of common stock issuable upon conversion of the Debentures are covered by a registration rights agreement.

   The following description is only a summary of the material provisions of the Debentures, the indenture and the registration rights agreement. This summary is subject to and is qualified by reference to all of the provisions of the Debentures and the indenture, and to all of the provisions of the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of the Debentures. You may request a copy of the indenture and the registration rights agreement from the trustee. In addition, we have incorporated by reference the indenture, the form of Debenture and the registration rights agreement as exhibits to the registration statement on Form S-3 of which this prospectus is a part.

   When we refer to "LabOne, Inc.," "we," "our" or "us" in this "Description of Debentures", we refer only to LabOne, Inc., a Missouri corporation, and not our subsidiaries.

Brief Description of the Debentures

   The Debentures:

     o bear interest at a rate of 3.50% per annum, payable on each June 15 and December 15, beginning December 15, 2004;

     o    are senior unsecured obligations of LabOne, Inc., ranking equally with
          all  of  our  existing  and  future   unsecured   and   unsubordinated
          indebtedness (including indebtedness to our subsidiaries);

     o are not guaranteed by any of our subsidiaries, and consequently are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries;

     o are effectively subordinated to any existing and future secured indebtedness of LabOne, Inc. to the extent of the assets securing such indebtedness;

     o are convertible initially at a conversion rate of 25.4463 shares of our common stock per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $39.30 per share), under the conditions and subject to such adjustments as are described under "--Conversion Rights", and are subject to settlement upon conversion in cash and shares of common stock, if any, as described under "--Conversions Rights";

     o are redeemable at our option in whole or in part beginning on June 20, 2009 upon the terms set forth under "--Optional Redemption by Us";

     o are subject to repurchase by us at your option on June 15, 2011, June 15, 2014 and June 15, 2024 or upon a designated event with respect to LabOne, Inc., upon the terms and at the repurchase price set forth below under "--Repurchase of Debentures at the Option of Holders";

     o are due on June 15, 2034, unless earlier converted, redeemed by us at our option or repurchased by us at your option; and

     o benefit from the provisions of a registration rights agreement and bear liquidated damages if we fail to comply with certain of our obligations under such agreement as set forth under "-- Registration Rights."

   The indenture does not contain any financial covenants and does not restrict us from paying dividends, incurring additional indebtedness or issuing or repurchasing our securities. The indenture also does not protect you in the event of a highly leveraged transaction or a change of control of LabOne, Inc., except to the extent described under "--Repurchase of Debentures at the Option of Holders--Designated Event Put" below.

   No sinking fund is provided for the Debentures and the Debentures will not be subject to defeasance.

   The Debentures were issued only in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. The Debentures were issued in the form of one or more global Debentures deposited with the trustee as custodian for The Depository Trust Company ("DTC"), and registered in the name of Cede & Co. as DTC's nominee. For information regarding conversion, registration of transfer and exchange of global Debentures, see "--Form, Denomination and Registration." We will make all payments on global Debentures to the DTC in immediately available funds.

   Definitive Debentures will only be issued under the limited circumstances described under "--Form, Denomination and Registration." In the event definitive Debentures are issued, you may present definitive Debentures for conversion and registration of transfer and exchange at our office or agency in New York, New York, which shall initially be the principal corporate trust office of the trustee currently located at 55 Water Street, New York, New York 10041. No service charge will be made for any registration of transfer or exchange of Debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Interest

   The Debentures bear interest at a rate of 3.50% per annum from June 25, 2004. We will pay interest semiannually on June 15 and December 15 of each year, beginning December 15, 2004, to the holders of record at the close of business on the preceding June 1 and December 1, respectively. There is one exception to the preceding sentence: In general, we will not pay accrued and unpaid interest on any Debentures that are tendered for conversion. Instead, accrued interest will be deemed paid by the cash and common stock, if any, received by holders on conversion. You will receive, however, accrued and unpaid liquidated damages, if any, to, but not including, the conversion date, provided that if you convert some or all of your Debentures into common stock when there exists a registration default, you will not be entitled to receive liquidated damages on such common stock, but will receive additional shares upon conversion, as set forth under "Payments Upon Conversion" below. However, if you surrender Debentures for conversion after a record date for an interest payment but prior to the corresponding interest payment date, you will receive on that interest payment date accrued and unpaid interest on those Debentures, notwithstanding your conversion of those Debentures prior to that interest payment date, because you will have been the holder of record on the corresponding record date. If that occurs, at the time you surrender Debentures for conversion, you must pay to us an amount equal to the interest that has accrued and that will be paid on the related interest payment date. No such payment need be made (1) if we have specified a redemption date that is after a record date for an interest payment but on or prior to the corresponding interest payment date, (2) if we have specified a designated event repurchase date that is after a record date for an interest payment but on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists, at the time of conversion with respect to the Debentures converted.

   Except as provided below, we will pay interest on:

     o    global Debentures to DTC in immediately available funds;

     o any definitive Debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of those Debentures; and

     o any definitive Debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holders of those Debentures at least five business days prior to the payment date.

   At maturity we will pay interest on the definitive Debentures at our office or agency in New York, New York, which initially will be the principal corporate trust office of the trustee presently located at 55 Water Street, New York, New York 10041.

   Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   If any interest payment date of a Debenture falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day without any interest or other payment in respect of the delay. The term "business day" means, with respect to any Debenture, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Conversion Rights

   General

   Subject to the conditions and during the periods described below, you may convert any outstanding Debentures, initially at a conversion rate of 25.4463 shares of our common stock per $1,000 principal amount of the Debentures (equal to an initial conversion price of approximately $39.30 per share). The conversion rate and the corresponding conversion price in effect at any given time will be subject to adjustments as described below. You may convert Debentures with denominations of $1,000 principal amount and integral multiples thereof.

   Your ability to convert your Debentures into cash and shares of our common stock, if any, is subject to the limitations imposed by our current credit facility and by any limitation we may have in any other credit facilities or indebtedness we may incur in the future. Under our current credit facility, we are not permitted to pay any settlement amounts with respect to any conversion of Debentures if a default or event of default exists and is continuing under the credit facility. For example, if we are unable to meet certain financial ratios, unable to comply with other negative covenants or there occurs any other event of default, such as a "change of control" as described under "Repurchase of Debentures at the Option of Holders--Designated Event Put," under the credit facility, you will not be able to convert your Debentures. See "Description of Credit Facility."

   If you have the right to convert your Debentures and you have exercised your right to require us to repurchase your Debentures in the circumstances described under "--Repurchase of Debentures at the Option of Holders," you may convert your Debentures only if you withdraw your repurchase notice or designated event repurchase notice and convert your Debentures prior to the close of business on the repurchase date or designated event repurchase date, as applicable.

   If you elect to convert your Debentures in connection with certain corporate transactions as described under "--Conversion Upon Specified Corporate Transactions--Certain Corporate Transactions" that occur on or prior to June 15, 2009 and 10% or more of the consideration for the common stock in the corporate transaction consists of cash, securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, we will increase the conversion rate for the Debentures surrendered for conversion by a number of additional shares (the "additional shares") as described below.

   The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the closing sale prices of our common stock on the five trading days prior to but not including the effective date of the corporate transaction.

   The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the Debentures is adjusted, as described below under "--Conversion Rate Adjustments." The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "-Conversion Rate Adjustments."

   The following table sets forth the hypothetical stock price and number of additional shares to be received per $1,000 principal amount of Debentures:

                                                       Stock Price
        -------------------------------------------------------------------------------------------------------------------------
Effective
 Date     $29.11  $35.00  $40.00  $45.00  $50.00  $55.00  $60.00  $65.00  $70.00  $75.00  $80.00  $85.00  $90.00  $95.00  $100.00
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
June 15,   9.4     6.6     5.1     4.1     3.4     2.8     2.4     2.0     1.8     1.6     1.4     1.2     1.1     1.0     0.9
 2004
June 15,   9.1     6.3     4.7     3.7     3.0     2.4     2.1     1.8     1.5     1.3     1.2     1.0     0.9     0.8     0.8
 2005
June 15,   8.8     5.8     4.2     3.2     2.5     2.0     1.6     1.4     1.2     1.0     0.9     0.8     0.7     0.7     0.6
 2006
June 15,   8.5     5.2     3.5     3.2     1.9     1.4     1.1     0.9     0.8     0.7     0.6     0.5     0.5     0.4     0.4
 2007
June 15,   7.9     4.2     2.5     1.5     1.0     0.7     0.5     0.4     0.4     0.3     0.3     0.3     0.2     0.2     0.2
 2008
June 15,   7.8     2.7     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
 2009

   The stock prices and additional share amounts set forth above are based upon a common stock price of $29.11 at June 21, 2004 and an initial conversion price of $39.30. The maximum amount of additional shares payable is 9.4 per $1,000 principal amount of Debentures.

   Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 34.3525 per $1,000 principal amount of Debentures or 2,633,692 shares of our common stock in the aggregate, whichever is less, subject to adjustments in the same manner as the conversion rate as set forth under "-Conversion Rate Adjustments."

   The exact stock prices and effective dates may not be set forth in the table above, in which case:

     o If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

     o If the stock price is equal to or in excess of $100.00 per share (subject to adjustment), no additional shares will be issued upon conversion.

     o If the stock price is less than $29.11 per share (subject to adjustment), no additional shares will be issued upon conversion.

   You may surrender Debentures for conversion prior to the stated maturity only under the following circumstances:

   Conversion Upon Satisfaction of Market Price Condition

   You may surrender any of your Debentures for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after September 30, 2004 if the closing sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter is more than 130% of the conversion price as of that 30th trading day.

   The "closing sale price" of our common stock on any date means the closing price per share (or if no closing price is reported, the average of the closing bid and ask prices or, if there is more than one closing bid or ask price, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, the closing price as reported by the National Association of Securities Dealers Automated Quotation system or by the National Quotation Bureau Incorporated. In the absence of such a quotation, we will determine the closing sale price on the basis we consider appropriate.

   Conversion Upon Satisfaction of Trading Price Condition

   You may surrender any of your Debentures for conversion during the five business-day period after any five consecutive trading-day period (the "measurement period") in which the trading price per Debenture for each day of such measurement period was less than 98% of the product of the closing sale price of our common stock on such day and the conversion rate in effect on such day; provided, however, you may not convert your Debentures in reliance on this provision after June 15, 2029 if on any trading day during the measurement period the closing sale price of our common stock is greater than or equal to the conversion price on such day but less than or equal to 130% of the conversion price on such day.

   The "trading price" of a Debenture on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $2,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided, that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Debentures from a nationally recognized securities dealer on such date of determination, then the trading price per $1,000 principal amount of Debentures for such date of determination will be deemed to be 97.9% of the "closing sale price" per share of our common stock on such date multiplied by the conversion rate on such date.

   The trustee shall have no obligation to determine the trading price of the Debentures unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of the Debentures would be less than 98% of the product of the closing sale price of our common stock and the conversion rate in effect; at which time, we shall instruct the trustee to determine the trading price of the Debentures beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate in effect.

   Conversion Upon Notice of Redemption

   You may surrender for conversion any of your Debentures that have been called for redemption at any time prior to the close of business on the business day prior to the redemption date, even if the Debentures are not otherwise convertible at that time.

   Conversion Upon Specified Corporate Transactions

   (1) Certain Distributions

   In the event:

     o we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period expiring within 60 days, common stock at less than the closing sale price of the common stock on the business day immediately preceding the announcement of such distribution, or

     o we elect to distribute to all holders of our common stock, cash or other assets, debt securities or certain rights or warrants to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the business day preceding the announcement date for the distribution, then at least 20 days prior to the ex-dividend date for the distribution, we must notify the holders of the Debentures and the trustee of the occurrence of such event. Once we have given that notice, holders may surrender their Debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or the date of our announcement that the distribution will not take place.

   Under the terms of our current credit facility, we are prohibited from making certain restricted payments, including the payment to any person of indebtedness, cash or assets (other than common stock, warrants or rights to purchase common stock). Any such restricted payment we make will be an event of default under our credit facility and accordingly we will be prohibited from paying any settlement amounts in connection with a conversion of Debentures under the circumstances described in the bullet points above. See "Description of Credit Facility."

    (2) Certain Corporate Transactions

   If:

     o a "change of control" occurs pursuant to clause (1) of the definition thereof set forth under "--Repurchase of the Debentures at the Option of Holders--Designated Event Put" below, or

     o a "change of control" occurs pursuant to clause (3) of the definition thereof occurs pursuant to which our common stock would be converted into cash, securities or other property (regardless of whether a holder has the right to put the Debentures as described under "--Repurchase of the Debentures at the Option of Holders--Designated Event Put"), then a holder may surrender Debentures for conversion at any time from and after the effective date of the transaction until the designated event repurchase date. We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than 15 days prior to the effective date of such transaction). The occurrence of a change of control constitutes an event of default under our current credit facility. Accordingly, we will be prohibited from making any settlement payments following the effective date of the transaction unless we seek a waiver from our lenders or refinance the credit facility in connection with such change of control.

   If you elect to convert your Debentures in connection with the transactions described above on or prior to June 15, 2009 and 10% or more of the consideration for the common stock in the corporate transaction consists of cash, securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, we will increase the conversion rate by the additional shares as described above under "--Conversion Rights--General."

   If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a Debenture into common stock will be changed into a right to convert the Debenture into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such Debentures immediately prior to the transaction (assuming the Debentures are convertible into shares of our common stock at the conversion rate in effect and not settled in cash and common stock as set forth under "--Payments Upon Conversion" below).

   If the transaction described in the bullet points above occurs, the holder can, subject to certain conditions, require us to repurchase all or a portion of its Debentures as described under "--Repurchase of Debentures at the Option of Holders--Designated Event Put."

   Conversion Procedures

   By delivering to the holder cash and the number of shares issuable upon conversion, if any, as set forth below under "--Payment Upon Conversion," together with a cash payment in lieu of any fractional shares, we will satisfy our obligation with respect to the Debentures. That is, accrued interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited. You will receive, however, accrued and unpaid liquidated damages to, but not including, the conversion date, provided that if you convert some or all of your Debentures into common stock when there exists a registration default, you will not be entitled to receive liquidated damages on such common stock, but will receive additional shares upon conversion, as set forth under "Payments Upon Conversion" below.

   You will not be required to pay any taxes or duties relating to the issuance or delivery of any of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing shares of common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by you have been paid.

   To convert a definitive Debenture, you must:

     o complete the conversion notice on the back of the Debentures (or a facsimile thereof);

     o deliver the completed conversion notice and the Debentures to be converted to the specified office of the conversion agent;

     o pay all funds required, if any, relating to interest on the Debentures to be converted to which you are not entitled, as described in "--Interest;" and

     o    pay all taxes or duties payable by you, if any, as described above.

   To convert interests in a global Debenture, you must comply with the last two bullets above and deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program.

   The "conversion date" will be the date on which all of the foregoing requirements have been satisfied. The Debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. Payments of cash and, if shares of common stock are to be delivered, a certificate will be delivered to you, or a book-entry transfer through DTC will be made, for the number of shares of common stock as set forth below under "--Payment Upon Conversion" (and cash in lieu of any fractional shares).

   Payment Upon Conversion

   In connection with any conversion we will deliver to holders in respect of each $1,000 aggregate principal amount of Debentures being converted a "Settlement Amount" consisting of (1) cash equal to the lesser of $1,000 and the Conversion Value, and (2) to the extent the Conversion Value exceeds $1,000, a number of shares equal to the sum of, for each day of the Cash Settlement Period, (A) 10% (if, however, you convert your Debentures under "-Conversion Upon Specified Corporate Transactions" and you are entitled to additional shares, then 20%) of the difference between the Conversion Value and $1,000, divided by (B) the closing sale price of our common stock for such day. We will not issue fractional shares of common stock upon conversion of the Debentures. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of our common stock on the trading day immediately preceding the conversion date. We will deliver the settlement amount on the third business day following the date the settlement amount is determined.

   "Conversion Value" means the product of (1) the conversion rate in effect (plus, any additional shares as described under "-Conversion Rights-General") or, if the Debentures are converted during a registration default, 103% of such conversion rate (and any such additional shares), and (2) the average of the closing sale prices (as defined above under "--Conversion Upon Satisfaction of Market Price Condition") of our common stock for the trading days during the Cash Settlement Period.

   The "Cash Settlement Period" with respect to any Debentures means the 10 consecutive trading days beginning on the second trading day after you deliver your conversion notice to the conversion agent. If, however, you convert your Debentures under "-Conversion Upon Specified Corporate Transactions" and you are entitled to additional shares, the "Cash Settlement Period" shall be the five consecutive trading days prior to but not including the effective date of the corporate transaction.

   "Trading day" means a day during which trading in our common stock generally occurs and a closing sale price for our common stock is provided on the Nasdaq National Market or, if our common stock is not listed on the Nasdaq National Market, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded.

   Conversion Rate Adjustments

   We will adjust the conversion rate if any of the following events occur:

     (1) We issue our common stock as a dividend or distribution on our common stock, in which event the conversion rate will be adjusted by multiplying it by a fraction,

     o the numerator of which will be the sum of (i) the number of shares of our common stock outstanding on the record date fixed for the dividend or distribution plus (ii) the total number of shares constituting the dividend or distribution; and

     o the denominator of which is the number of shares of our common stock outstanding on the record date fixed for the dividend or distribution.

     (2) We issue rights or warrants to all holders of common stock entitling them to subscribe for or purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at a price per share less than the closing sale price of a share of our common stock on the record date for the distribution, in which event the conversion rate will be adjusted by multiplying it by a fraction,

     o the numerator of which will be the sum of (i) the number of shares of our common stock outstanding on the record date fixed for the distribution plus (ii) the total number of additional shares of our common stock offered for subscription or purchase (or into which such convertible securities could be converted); and

     o the denominator of which is the sum of (i) the number of shares of our common stock outstanding on the record date fixed for the distribution plus (ii) the total number of shares of our common stock that the aggregate offering price of the total number of shares offered for subscription or purchase (or the aggregate conversion price of such convertible securities) would purchase at the current market price of our common stock.

    (3) We subdivide or combine our common stock, in which event the conversion rate in effect will be proportionately increased or reduced.

    (4) We distribute to all or substantially all holders of our common stock, shares of capital stock, evidences of indebtedness or other assets, including securities (but excluding rights or warrants listed in (2) above, dividends or distributions listed in (1) above and distributions consisting exclusively of cash), in which event the conversion rate will be increased by multiplying it by a fraction,

     o the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and

     o the denominator of which will be the current market price of our common stock on the record date fixed for the distribution minus the fair market value, as determined by our board of directors, of the portion of those assets, debt securities, shares of capital stock or rights or warrants so distributed applicable to one share of common stock.

   If we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales price of those securities (where such closing sale prices are available) for the 10 trading days commencing on and including the fifth trading day after the "ex-dividend date" for such distribution on the Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted.

    (5) We distribute cash to all or substantially all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up), in which event the conversion rate will be increased by multiplying it by a fraction,

     o the numerator of which will be the current market price of our common stock on the record date fixed for the distribution; and

     o the denominator of which will be (i) the current market price of our common stock on the record date fixed for the distribution minus (ii) the amount per share of such dividend or distribution.

     (6) We or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the first trading day after the expiration of the tender or exchange offer, the conversion rate will be increased by multiplying it by a fraction,

     o the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in such tender or exchange offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing sale price of our common stock on the first trading day after the expiration of the tender or exchange offer; and

     o the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing sale price of our common stock on the first trading day after the expiration of the tender or exchange offer.

     (7) Someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer, in which event each conversion rate will be increased by multiplying such conversion rate by a fraction,

     o the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable to our stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the expiration of the offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing sale price of our common stock on the first trading day after the expiration of the tender or exchange offer; and

     o the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing sale price of our common stock on the first trading day after the expiration of the tender or exchange offer.

     The adjustment referred to in this clause (7) will be made only if:

     o the tender offer or exchange offer is for an amount that increases the offeror's ownership of common stock to more than 25% of the total shares of common stock outstanding; and

     o the cash and value of any other consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the first trading day after the expiration of the tender or exchange offer.

   However, the adjustment referred to in this clause (7) will generally not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets or similar transaction in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock.

   With respect to certain adjustment events, no adjustment to the conversion rate will be made if we provide that holders of Debentures will participate in the distribution prior to conversion or upon conversion or in certain other cases.

   "Current market price" of our common stock on any day means the average of the closing sale price of our common stock (as defined above under "--Conversion--Conversion Upon Satisfaction of Market Price Condition") for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the "ex-dividend date" with respect to the issuance or distribution requiring such computation, subject to adjustment by our board of directors if the related transaction occurs during such 10 day period.

   To the extent that we have a rights plan in effect upon any conversion of the Debentures into common stock, you will receive, in addition to the common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (4) above. A further adjustment will occur as described in clause (4) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

   With respect to the adjustment events described above, if rights or warrants for which an adjustment to the conversion rate has been made expire unexercised, the conversion rate will be readjusted to take into account the actual number of such rights or warrants which were exercised.

   In the event of:

     o    any reclassification of our common stock;

     o a consolidation, merger, binding share exchange or combination involving us; or

     o a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of your Debentures you will be entitled to receive the same type of consideration that you would have been entitled to receive if you had converted the Debentures into our common stock (assuming the Debentures are convertible into shares of our common stock at the conversion rate in effect and not settled in cash and common stock as set forth under "--Payments Upon Conversion" above) immediately prior to any of these events.

   The conversion rate will not be adjusted:

     o upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

     o upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

     o upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Debentures were first issued;

     o    for a change in the par value of the common stock; or

     o    for accrued and unpaid interest, including liquidated damages, if any.

   The holders of the Debentures may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend in connection with an adjustment of the conversion rate. See "United States Federal Income Tax Considerations--Adjustment of Conversion Rate."

   To the extent permitted by law and the listing requirements of the Nasdaq National Market (and any other exchange on which we are then listed), we may, from time to time, increase the conversion rate for a period of at least 20 days if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. We would give holders and the trustee at least 15 days notice of any increase in the conversion rate. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock distribution.

   If we adjust the conversion rate or conversion price pursuant to the above provisions, we will issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Payment at Maturity

   Each holder of $1,000 principal amount of the Debentures shall be entitled to receive $1,000 at maturity, plus accrued and unpaid interest and liquidated damages, if any. We will pay principal on:

     o    global Debentures to DTC in immediately available funds; and

     o any definitive Debentures at our office or agency in New York, New York, which initially will be the office or agency of the trustee in New York, New York.

Optional Redemption by Us

   Prior to June 20, 2009, the Debentures will not be redeemable at our option. Beginning on June 20, 2009, we may redeem the Debentures for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Debentures plus any accrued and unpaid interest and liquidated damages, if any, on the Debentures to, but not including, the redemption date. If the redemption date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including liquidated damages, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the redemption price and the redemption price will be 100% of the principal amount of the Debentures redeemed.

   At least 30 days, but not more than 60 days, prior to redemption, we will give notice of redemption to the trustee and mail notice of redemption to holders of Debentures. Debentures or portions of Debentures called for redemption will be convertible by the holder until the close of business on the business day prior to the redemption date.

   If we do not redeem all of the Debentures, the trustee will select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples thereof, by lot, on a pro rata basis or by such other method that the trustee considers fair and appropriate, so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Debentures may then be traded or quoted. If any Debentures are to be redeemed in part only, we will issue a new Debenture or Debentures with a principal amount equal to the unredeemed principal portion thereof. If a portion of your Debentures is selected for partial redemption and you convert a portion of your Debentures, the converted portion will be deemed to be taken from the portion selected for redemption.

Repurchase of Debentures at the Option of Holders

   Optional Put

   On June 15, 2011, June 15, 2014 and June 15, 2024 (each, a "repurchase date"), you may require us to repurchase any outstanding Debentures for which you have properly delivered and not withdrawn a written repurchase notice. Subject to certain additional conditions, the repurchase price will equal 100% of the principal amount of the Debentures plus accrued and unpaid interest and liquidated damages, if any, to, but not including, the repurchase date. If the repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including liquidated damages, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price and the repurchase price will be 100% of the principal amount of the Debentures repurchased.

   You may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date.

   Any repurchase notice given by you electing to require us to repurchase Debentures shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

     o if definitive Debentures have been issued, the certificate numbers of the holders' Debentures to be delivered for repurchase (or, if the Debentures are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

     o the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

     o that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures.

   You may withdraw your repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

     o    the principal amount of Debentures being withdrawn;

     o if definitive Debentures have been issued, the certificate numbers of the Debentures being withdrawn (or, if the Debentures are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

     o the principal amount of the Debentures, if any, that remain subject to the repurchase notice.

   In connection with any repurchase, we will, to the extent applicable:

     o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Securities Exchange Act of 1934, as amended ("Exchange Act"), which may then be applicable; and

     o    file Schedule TO or any other required schedule under the Exchange
          Act.

   Our obligation to pay the repurchase price for Debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon you effecting book entry transfer of the Debentures or delivering definitive Debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the Debentures to be paid promptly following the later of the business day following the repurchase date and the time of book entry transfer or delivery of definitive Debentures, together with such endorsements.

   If the paying agent holds money sufficient to pay the repurchase price of the Debentures for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the Debentures will cease to be outstanding and interest and liquidated damages, if any, on the Debentures will cease to accrue, whether or not the Debentures are transferred by book entry or delivered to the paying agent. Thereafter, all of your other rights shall terminate, other than the right to receive the repurchase price upon book entry transfer of the Debentures or delivery of the Debentures. Our ability to repurchase Debentures for cash may be limited by restrictions on the ability of LabOne, Inc. to obtain funds for such repurchase through dividends from its subsidiaries and the terms of our then existing borrowing agreements.

   Our ability to repurchase Debentures for cash on a repurchase date is subject to important limitations. Under the terms of our current credit facility, we are prohibited from making certain restricted payments, including the payment to any person of indebtedness, cash or assets (other than common stock, warrants or rights to purchase common stock). Any such restricted payment we make will be an event of default under our credit facility and accordingly we will be prohibited from paying any settlement amounts in connection with a repurchase in cash for all the Debentures that might be delivered by holders of Debentures seeking to exercise their repurchase right on June 15, 2011, June 15, 2014 or June 15, 2024.

   Designated Event Put

   If a designated event, as defined below, occurs, you will have the right on the designated event repurchase date (subject to certain exceptions set forth below) to require us to repurchase all of your Debentures not previously called for redemption, or any portion of those Debentures that is equal to $1,000 in principal amount or integral multiples thereof, at a designated event repurchase price equal to 100% of the principal amount of the Debentures plus any accrued and unpaid interest, including liquidated damages, if any, on the Debentures to but not including the designated event repurchase date. If the designated event repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including liquidated damages, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price and the repurchase price will be 100% of the principal amount of the Debentures repurchased.

   Within 30 days after the occurrence of a designated event, we are required to give notice to you and the trustee of such occurrence and of your resulting repurchase right and the procedures that you must follow to require us to repurchase your Debentures as described below. The designated event repurchase date specified by us will be 30 days after the date on which we give this notice.

   The designated event repurchase notice given by you electing to require us to repurchase your Debentures shall be given so as to be received by the paying agent no later than the close of business on the designated event repurchase date and must state:

     o if definitive Debentures have been issued, the certificate numbers of the holders' Debentures to be delivered for repurchase (or, if the Debentures are not issued in definitive form, the designated event repurchase notice must comply with appropriate DTC procedures);

     o the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

     o that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures.

   You may withdraw your designated event repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the designated event repurchase date. The notice of withdrawal shall state:

     o    the principal amount at maturity of Debentures being withdrawn;

     o if definitive Debentures have been issued, the certificate numbers of the Debentures being withdrawn (or, if the Debentures are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

     o the principal amount of the Debentures, if any, that remain subject to the designated event repurchase notice.

   A "designated event" will be deemed to have occurred upon a change of control or a termination of trading.

   A "change of control" will be deemed to have occurred at such time after the original issuance of the Debentures when any of the following has occurred:

     (1) a "person" or "group" within the meaning of Section 13(d)(3) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; or

     (2) the first day on which a majority of the members of the board of directors of LabOne, Inc. does not consist of continuing directors; or

     (3) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

     o    any transaction:

          (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

          (ii) pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; or

     o any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

     o any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person.

   A "continuing director" means a director who either was a member of our board of directors on June 25, 2004 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

   Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term "person" includes any syndicate or group that would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act.

   The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, your ability to require us to repurchase your Debentures as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

   However, notwithstanding the foregoing, you will not have the right to require us to repurchase your Debentures upon a change of control if (a) 90% or more of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a change of control described in clause (3) above consists of shares of common stock traded or to be traded immediately following a change of control on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Debentures become convertible into that common stock (and any rights attached thereto) or (b) a default or event of default under our existing credit facility has occurred or is continuing.

   A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

   Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Debentures. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent applicable at that time.

   If the paying agent holds money sufficient to pay the designated event repurchase price of the Debentures which holders have elected to require us to repurchase on the business day following the designated event repurchase date in accordance with the terms of the indenture, then, immediately after the designated event repurchase date, those Debentures will cease to be outstanding and interest and liquidated damages, if any, on the Debentures will cease to accrue, whether or not the Debentures are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the designated event repurchase price upon book entry transfer of the Debentures or delivery of the Debentures.

   The term "designated event" is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the Debentures if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a designated event with respect to the designated event repurchase feature of the Debentures but that would increase the amount of our (or our subsidiaries') outstanding indebtedness.

   Our ability to repurchase Debentures for cash upon the occurrence of a designated event is subject to important limitations. Our ability to repurchase the Debentures for cash may be limited by restrictions on the ability of LabOne, Inc. to obtain funds for such repurchase through dividends from its subsidiaries and the terms of our then existing borrowing agreements. In addition, the occurrence of a designated event that constitutes a change of control is an event of default under our current credit facility and could cause an event of default under, or be prohibited or limited by the terms of, our then existing borrowing arrangements. Under the terms of our current credit facility, we are prohibited from repurchasing any Debentures that might be delivered by holders of Debentures seeking to exercise their designated put right if a default or event of default exists and is continuing under the facility. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the designated event repurchase price in cash for all the Debentures that might be delivered by holders of Debentures seeking to exercise the repurchase right.

   The designated event purchase feature of the Debentures may in certain circumstances make more difficult or discourage a takeover of our company. The designated event purchase feature, however, is not the result of our knowledge of any specific effort:

   o    to accumulate shares of our common stock;

   o    to  obtain  control  of  us  by  means  of  a  merger,   tender  offer
          solicitation or otherwise; or

   o    by management to adopt a series of anti-takeover provisions.

   Instead, the designated event repurchase feature is a standard term contained in securities similar to the Debentures.

Merger and Sales of Assets

   The indenture provides that LabOne, Inc. may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to another person unless, among other things:

     o the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     o such person assumes all obligations of LabOne, Inc. under the Debentures and the indenture; and

     o immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

   The occurrence of certain of the foregoing transactions could constitute a change of control.

   This covenant includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, there may be uncertainty as to whether a conveyance, transfer, sale, lease or other disposition of less than all our assets is subject to this covenant.

Events of Default

   Each of the following constitutes an event of default under the indenture:

     o default in our obligation to deliver the settlement amount upon conversion of the Debentures, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any Debentures;

     o default in our obligation to provide timely notice of a designated event to the holders of the Debentures under the indenture;

     o default in our obligation to repurchase Debentures at the option of holders or following a designated event;

     o default in our obligation to redeem Debentures after we have exercised our redemption option;

     o default in our obligation to pay the principal amount, or premium, if any, on the Debentures at maturity, when due and payable;

     o default in our obligation to pay any interest or liquidated damages on the Debentures when due and payable, and continuance of such default for a period of 30 days;

     o our failure to perform or observe any other term, covenant or agreement contained in the Debentures or the indenture for a period of 60 days after written notice of such failure, provided that such notice requiring us to remedy the same shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

     o a failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money of LabOne, Inc. or our designated subsidiaries in an aggregate amount of $10,000,000 or more, unless the acceleration is rescinded, stayed or annulled within 30 days after written notice of default is given to us by the trustee or holders of not less than 25% in aggregate principal amount of the Debentures then outstanding; and

     o certain events of bankruptcy, insolvency, receivership or reorganization with respect to us or any substantial part of our property, including without limitation any of our subsidiaries that is a designated subsidiary or any group of two or more subsidiaries that, taken as a whole, would constitute a designated subsidiary.

   A "designated subsidiary" shall mean any existing or future, direct or indirect, subsidiary of LabOne, Inc. whose assets constitute 15% or more of the total assets of LabOne, Inc. on a consolidated basis.

   The indenture provides that, within 90 days of the occurrence of a default or, if later within 15 days after the default is known to it, the trustee shall give to the registered holders of the Debentures notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default under any of the first six bullets above.

   If certain events of default specified in the last bullet point above shall occur and be continuing, then automatically the principal amount of the Debentures plus any accrued and unpaid interest and liquidated damages, if any, through such date shall become immediately due and payable. If any other event of default shall occur and be continuing (the default not having been cured or waived as provided under "--Modification and Waiver" below), the trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare the Debentures due and payable at the principal amount of the Debentures plus any accrued and unpaid interest and liquidated damages, if any, through such date and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Debentures by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the Debentures then outstanding upon the conditions provided in the indenture.

   The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of Debentures before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the Debentures then outstanding, through their written consent, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

   We will be required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

Modification and Waiver

   Changes Requiring Approval of Each Affected Holder

   The indenture (including the terms and conditions of the Debentures) cannot be modified or amended without the written consent or the affirmative vote of the holder of each Debenture affected by such change to:

     o    change  the  maturity  of any  Debenture  or the  payment  date of any
          installment  of  interest  or  liquidated   damages   payable  on  any
          Debentures;

     o reduce the principal amount of, or any interest, liquidated damages, redemption price, repurchase price or designated event repurchase price on, any Debenture;

     o impair or adversely affect the conversion rights of any holder of Debentures;

     o change the currency of payment of such Debentures or interest or liquidated damages thereon;

     o alter the manner of calculation or rate of interest or liquidated damages on any Debenture or extend the time for payment of any such amount;

     o impair the right of any holder to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Debenture;

     o except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders (including after a designated event);

     o modify the redemption provisions of the indenture in a manner adverse to the holders of Debentures;

     o reduce the percentage in aggregate principal amount of Debentures outstanding necessary to modify or amend the indenture or to waive any past default; or

     o reduce the percentage in aggregate principal amount of Debentures outstanding required for any other waiver under the indenture.

   Changes Requiring Majority Approval

   The indenture (including the terms and conditions of the Debentures) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding.

   Changes Requiring No Approval

   The indenture (including the terms and conditions of the Debentures) may be modified or amended by us and the trustee, without the consent of the holder of any Debenture, for the purposes of, among other things:

     o    adding to our covenants for the benefit of the holders of Debentures;

     o    surrendering any right or power conferred upon us;

     o providing for conversion rights of holders of Debentures if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

     o providing for the assumption of our obligations to the holders of Debentures in the case of a merger, consolidation, conveyance, transfer or lease;

     o increasing the conversion rate, provided that the increase will not adversely affect the interests of the holders of Debentures;

     o complying with the requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or in connection with the registration of the Debentures as contemplated by the registration rights agreement; provided, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of the Debentures in any material respect;

     o curing any ambiguity or correcting or supplementing any inconsistent or defective provision contained in the indenture; provided, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of the Debentures in any material respect; or

     o adding or modifying any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which, in the good faith opinion of our board of directors and the trustee, will not adversely affect the interests of the holders of Debentures in any material respect; provided, that any addition or modification made solely to conform the provisions of the indenture to the description of the Debentures in the offering memorandum utilized in connection with the original issuance of the Debentures will not be deemed to adversely affect the interests of the holders of the Debentures.

Registration Rights

   We entered into a registration rights agreement with the initial purchasers for the benefit of the holders of the Debentures. Pursuant to the agreement, we have agreed, at our expense, to:

     o file with the Commission not later than the date 90 days after the earliest date of original issuance of any of the Debentures, a registration statement on such form as we deem appropriate covering resales by holders of all Debentures and the common stock issuable upon conversion of the Debentures;

     o use our reasonable best efforts to cause such registration statement to become effective within 180 days after the earliest date of original issuance of the Debentures; and

     o use our reasonable best efforts to keep the registration statement effective until the earliest of:

          (1) two years after the last date of original issuance of any of the Debentures;

          (2) the date when all of the Debentures and the common stock issuable upon conversion of the Debentures have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise);

          (3) the date when the holders of the Debentures and the common stock issuable upon conversion of the Debentures are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act of 1933, as amended ("Securities Act"), or any successor provision; and

          (4) the date when all of the Debentures and the common stock issuable upon conversion of the Debentures are sold pursuant to the registration statement or pursuant to Rule 144 under the Securities Act or any successor provision.

   We have filed the registration statement of which this prospectus is a part to meet our obligations under the regisration rights agreement. To be named as a selling security holder in the related prospectus at the time of effectiveness of this registration statement, a holder must complete and deliver a questionnaire to us on or prior to the fifth business day before the effectiveness of the registration statement. Upon receipt of a completed questionnaire after effectiveness of the registration statement, we will, within 15 business days, file any amendments to the registration statement or supplements to the related prospectus as are necessary to permit the relevant selling security holder to deliver a prospectus to purchasers of Debentures or common stock sold pursuant to the registration statement; provided, that if such notice is delivered during a suspension period referred to below such amendments or supplements need not be filed until the 15th business day following the expiration of such suspension period; and provided, further, that to the extent a prospectus supplement may not be utilized under applicable law to make changes to the information in the prospectus regarding the selling holders or the plan of distribution, we will file a post-effective amendment to the registration statement once per calendar quarter and may coordinate such filings with the filings of our annual reports on Form 10-K and quarterly reports on Form 10-Q.

   In connection with the filing of this registration statement, we have agreed to:

     o provide to each selling security holder for whom this registration statement was filed copies of the prospectus that is a part of this registration statement;

     o notify each such selling security holder when this registration statement has become effective;

     o notify each such selling security holder of the commencement of any suspension period (as described below); and

     o    take  certain  other  actions as are  required to permit  unrestricted
          resales  of  the   Debentures  and  the  common  stock  issuable  upon
          conversion of the Debentures.

   Each selling security holder who sells securities pursuant to this registration statement generally will be:

     o    required to be named as a selling holder in the related prospectus;

     o    required to deliver a prospectus to the purchaser;

     o subject to certain of the civil liability provisions under the Securities Act in connection with the holder's sales; and

     o bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

   We may suspend a holder's use of the prospectus for a period not to exceed 45 consecutive days, and not to exceed an aggregate of 120 days in any 360-day period, if:

     o the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

     o    we  determine  in good  faith  that the  disclosure  of this  material
          non-public   information   would   be   detrimental   to  us  and  our
          subsidiaries.

   However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which we determine in good faith would be reasonably likely to impede our ability to consummate such transaction, we may extend the suspension period from 45 consecutive days to 60 consecutive days. We will not specify the nature of the event giving rise to a suspension in any notice to selling security holders of the Debentures of the existence of such a suspension. By acceptance of a Debenture, each selling security holder agrees to hold any communications by us in response to a notice of a proposed business transaction in confidence.

   We refer to each of the following as a registration default:

     o the registration statement has not been filed prior to or on the 90th day following the earliest date of original issuance of any of the Debentures; or

     o the registration statement has not been declared effective prior to or on the 180th day following the earliest date of original issuance of any of the Debentures, which we call the effectiveness target date; or

     o at any time after the effectiveness target date, the registration statement ceases to be effective or fails to be usable and (1) we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or, if the suspension period is then in effect, the fifth business day following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th consecutive day, as the case may be, or (3) if suspension periods exceed an aggregate of 120 days in any 360-day period, provided that it shall not be a registration default if we suspend sales under the registration statement from time to time until the date on which a required post-effective amendment to the registration statement relating to changes in selling security holder information is declared effective.

   If a registration default occurs (other than a registration default relating to a failure to file or have an effective registration statement with respect to the shares of common stock), cash liquidated damages will accrue on the Debentures that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. Liquidated damages will be paid semiannually in arrears, with the first semiannual payment due on each June 15 and December 15, commencing the first interest payment date following the registration default, and will accrue at a rate per year equal to:

     o 0.25% of the principal amount of a Debenture to and including the 90th day following such registration default; and

     o 0.50% of the principal amount of a Debenture from and after the 91st day following such registration default.

   In no event will liquidated damages accrue at a rate per year exceeding 0.50%. If a holder converts some or all of its Debentures into common stock when there exists a registration default, the holder will not be entitled to receive liquidated damages on such common stock, but will receive additional shares upon conversion, as set forth under "Payments Upon Conversion" above.

Form, Denomination and Registration

   Denomination and Registration

   The Debentures will be issued in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.

   Global Debentures

   The Debentures are evidenced by one or more global Debentures deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee.

   Record ownership of the global Debentures may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. You may hold your interests in the global Debentures directly through DTC if you are a participant in DTC, or indirectly through organizations which are direct DTC participants if you are not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds. You may also beneficially own interests in the global Debentures held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

   So long as Cede & Co., as nominee of DTC, is the registered owner of the global Debentures, Cede & Co. for all purposes will be considered the sole holder of the global Debentures. Except as provided below, owners of beneficial interests in the global Debentures:

     o    will not be entitled to have certificates registered in their names;

     o will not receive or be entitled to receive physical delivery of certificates in definitive form; and

     o    will not be considered holders of the global Debentures.

   The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

   We will wire, through the facilities of the trustee, payments of principal, interest and liquidated damages, if any, on the global Debentures to Cede & Co., the nominee of DTC, as the registered owner of the global Debentures. None of LabOne, Inc., the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global Debentures to owners of beneficial interests in the global Debentures.

   It is DTC's current practice, upon receipt of any payment of principal, interest or liquidated damages, if any, on the global Debentures, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the Debentures represented by the global Debentures, as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in Debentures represented by the global Debentures held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name."

   Holders wishing to convert Debentures pursuant to the terms of the Debentures should contact their broker or other direct or indirect DTC participant to obtain information on the procedures, including proper forms and cut-off times, for submitting those requests and effecting delivery of such Debentures on DTC's records.

   Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, the ability of a holder to pledge its interest in the Debentures represented by global Debentures to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

   Neither LabOne, Inc. nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of Debentures, including, without limitation, the presentation of Debentures for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global Debentures are credited and only for the principal amount of the Debentures for which directions have been given.

   DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, as amended. DTC holds securities for DTC participants and facilitates the clearance and settlement of securities transactions between DTC participants through electronic computerized book-entry transfers and pledges between the accounts of its participants. This eliminates the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include one or more of the initial purchasers of the Debentures. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of DTC's participants or their representatives, together with other entities. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the Commission.

   Although the description of the foregoing procedures is based upon information obtained from DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days,
(ii) at any time an event of default has occurred and is continuing, and a holder of a beneficial interest in a global Debenture requests to exchange such beneficial interest for certificated Debentures or (iii) at any time we, in our sole discretion, determine not to have the Debentures represented by global Debentures we will cause Debentures to be issued in definitive form in exchange for the global Debentures. In such case, beneficial interests in a global Debenture may be exchanged for definitive certificated Debentures in accordance with DTC's customary procedures. None of LabOne, Inc., the trustee or any of their respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of beneficial ownership interests in global Debentures.

   According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Governing Law

   The indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee and the Transfer Agent

   Wells Fargo Bank, National Association, a national banking association duly organized under the laws of the United States of America, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the Debentures. American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock. The trustee, transfer agent and their respective affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

Rule 144A Information Request

   We will furnish to the holders or beneficial holders of the Debentures or the underlying common stock and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Calculations in Respect of Debentures

   The trustee, as calculation agent, will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determination of the trading prices of the Debentures and of our common stock. The calculation agent will make all these calculations in good faith and, absent manifest error, their calculations will be final and binding on holders of Debentures.

                          DESCRIPTION OF CAPITAL STOCK

General

   Authorized Shares. Our articles of incorporation authorize the issuance of up to 43,000,000 shares of stock, consisting of 40,000,000 shares of common stock, $.01 par value per share, and 3,000,000 shares of preferred stock, $.01 par value per share. Our board of directors is authorized to provide for the issuance of shares of preferred stock, in one or more series, to establish the number of shares in each series and to fix the voting powers of the series and the designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. No shares of preferred stock are presently outstanding.

Common Stock

   Dividends and Other Distributions; Preemptive Rights. Subject to any superior rights which may be created in any series of preferred stock which may be issued from time to time in the future, the holders of common stock are entitled to receive dividends as declared from time to time by our board of directors from funds legally available therefor, and upon liquidation of the company will be entitled to share ratably in all of our assets available for distribution to such holders. Shares of common stock are not redeemable or convertible, have no preemptive rights and are fully paid and non-assessable.

   Voting Rights. Shares of common stock have one vote per share on each matter submitted to a vote of stockholders, other than the election of directors. Holders of common stock have cumulative voting rights in the election of directors. Cumulative voting permits each stockholder to cast as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the stockholder wishes. Depending upon the number of directors elected, cumulative voting may permit a holder of fewer than 50% of outstanding shares of common stock to cumulate such holder's votes and obtain representation on our board of directors. Our articles of incorporation contain provisions requiring a super-majority vote for certain stockholder actions. See "Certain Possible Anti-Takeover Effects of Articles of Incorporation and Bylaws" below.

   Classified Board. Our articles of incorporation provide that the board of directors shall be divided into three classes, as nearly equal in number as possible. One class of directors will be elected each year to hold office for a three-year term and until the successors of such class are duly elected and have qualified. The impact of this classification of the board of directors on cumulative voting is that a greater percentage of the voting shares are necessary in any election to obtain representation on the board of directors, because only one-third of the directors are elected each year. The classification of the board of directors together with cumulative voting may also have the effect of delaying, deferring or preventing a change of control of LabOne, Inc.

   Listing. Registrant's common stock currently is listed for trading on the Nasdaq National Market.

Certain Possible Anti-Takeover Effects of Articles of Incorporation and Bylaws

   General. Certain provisions of our articles of incorporation and bylaws might have the effect of discouraging a potential acquirer from attempting a takeover of us on terms which some stockholders might favor, and might reduce the opportunity for stockholders to sell shares at a premium over then-prevailing market prices. These provisions are described below.

   Classified Board. We have a classified board of directors, as noted above. The purpose of the classification of the board of directors is to help assure continuity and stability in the management of our business and affairs. However, the classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. At least two annual meetings of stockholders, instead of one meeting, will be required to effect a change in a majority of our board of directors. The existence of cumulative voting may further delay a change in a majority of our board of directors, if the stockholders attempting to change the composition of our board of directors do not own a sufficient number of shares to elect a full slate of directors each year.

   Authorized But Unissued Common Stock. The availability of authorized but unissued shares of common stock could enable our board of directors to render more difficult or discourage a hostile transaction to take control of us. In the course of exercising our fiduciary responsibilities to stockholders, our board of directors could issue additional shares without stockholder approval in order to increase the voting power of parties friendly to the board of directors or to dilute the voting and other rights of the proposed acquiror. The 3,000,000 authorized but unissued shares of preferred stock may be also issued by the board of directors for the same purposes.

   "Blank-Check" Preferred Stock. Our articles of incorporation authorize our board of directors to issue 3,000,000 shares of preferred stock, in one or more series, to establish the number of shares in each series and to fix the voting powers of the series and the designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. The ability to issue preferred stock provides the board of directors with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs. However, the board of directors could issue one or more series of preferred stock that might impede the completion of a future merger, tender offer or other takeover attempt.

   Fair Price Provisions. Our articles of incorporation have a "fair price" provision. This provision requires stockholder approval, by affirmative vote of 80% of all shares entitled to vote thereon voting as a single class, of certain business combinations with related persons beneficially owning 10% or more of our common stock, unless the business combination is approved by two-thirds or more of our continuing directors and certain minimum fair price and procedural provisions are satisfied. This provision makes certain business combinations with related persons more difficult when the requisite board approval has not been obtained and may therefore have an anti-takeover effect.

   Amendment of Certain Charter or Bylaw Provisions. Certain provisions of our articles of incorporation and bylaws may be amended only by the affirmative vote of at least 80% of the outstanding shares of stock entitled to vote thereon, unless the amendments are favorably recommended by the affirmative vote of a majority of the entire board of directors.

   These provisions include those sections of our articles of incorporation relating to:
     o    the number of directors,
     o    management of the registrant,
     o    amendments to the bylaws,
     o the right of the registrant to amend the articles of incorporation generally and
     o    the fair price provisions relating to business combinations.

   These provisions include those sections of our bylaws relating to:
     o    meetings of stockholders,
     o    the number and classification of directors,
     o    powers of the board of directors,
     o    indemnification of directors and
     o    advance notice of shareholder proposals and nominations.

   The purpose of these provisions generally is to prevent holders of less than a substantial percentage of outstanding shares from amending provisions of our articles of incorporation and bylaws that are designed to promote, or to empower the board of directors to promote, the interests of all stockholders. The super-majority vote requirements may have the effect of making more difficult any amendment by stockholders of any of such provisions of our articles of incorporation or bylaws that have not been approved by a majority of our board of directors, even if the holders of a majority of our outstanding shares believe that such amendment would be in their best interests.

   Number of Directors; Removing Directors and Filling Vacancies. Our bylaws permit the board of directors to change the number of directors, except that unless the articles of incorporation are amended there may not be fewer than three nor more than 15 directors. Our bylaws provide that directors may be removed by stockholders only for cause by a majority vote of the stockholders entitled to vote on the election of directors. The Missouri General and Business Corporation Law provides that a director may not be removed by a stockholder vote if the votes cast against removal would be sufficient to elect the director if then cumulatively voted at an election of the entire class of which he is a part, unless the entire board is being removed. Our bylaws provide that any vacancies will be filled by an affirmative vote of a majority of the remaining directors, or, if they are unable to do so, by a vote of a majority of the stockholders at an annual or special meeting. These provisions of our articles of incorporation and bylaws may be amended only by the affirmative vote of at least 80% of the outstanding shares of stock entitled to vote thereon, unless the amendments are approved or favorably recommended by the affirmative vote of a majority of the entire board of directors. These provisions could have an anti-takeover effect by preventing or delaying a stockholder from enlarging the board of directors or removing directors without cause and filling the resulting vacancies or new directorships with the stockholder's nominees.

   Advance Notice of Stockholder Nominations and Proposals. Our bylaws include an advance notice procedure for stockholders wishing to nominate candidates for election as directors or to bring other business before an annual meeting of stockholders. By requiring advance notice of nominations and stockholder proposals, our bylaw provision provides an orderly procedure for conducting annual meetings of stockholders and provides our board of directors with the opportunity to inform stockholders prior to such meetings, to the extent deemed necessary or desirable by our board of directors, of the qualifications of such nominees and of any business to be conducted at such meetings. Although the advance notice provisions do not give our board of directors any power to approve or disapprove stockholder nominations or proposals, they may have the effect of precluding or delaying a contest for the election of directors or the consideration of stockholder proposals if the designated procedures are not followed. Such provisions may have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us or our stockholders.

   Special Stockholders' Meetings. Our bylaws provide that special meetings may be called only by a majority of the entire board of directors. The purpose of this provision is to avoid the time, expense and disruption resulting from holding special meetings of stockholders in addition to annual meetings, unless the special meetings are approved by our board of directors. However, this by-law provision may have the effect of delaying a change in control of us or delaying the presentation to the stockholders of a stockholder proposal favored by stockholders.

Preferred Stock Purchase Rights


   General. Each outstanding share of common stock has associated with it one preferred stock purchase right ("Right"). Each Right entitles the registered holder thereof to purchase from us at any time following the Distribution Date (as defined below) a unit consisting of one one-hundredth of a share of Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), at a purchase price of $50.00 per unit, subject to adjustment as described below. The Rights are not exercisable until the Distribution Date. The description and terms of the Rights are set forth in a Rights Agreement dated February 11, 2000, as amended on August 31, 2001 and April 20, 2005 (the "Rights Agreement") between us and American Stock Transfer & Trust Company, as Rights Agent. Rights will also be issued with respect to shares of common stock issued by us or transferred from our treasury prior to the Distribution Date, and, under certain circumstances, Rights will be issued with respect to shares of common stock issued or transferred by us after the Distribution Date. The following summary of certain terms of the Rights is qualified in its entirety by reference to the current Rights Agreement, which is on file with the Commisssion.


   Rights Initially Attached to and Trade with Common Stock. Until the earlier of the Distribution Date or the date the Rights are redeemed or expire:
(1) the Rights will be evidenced by common stock certificates and no separate Rights certificates will be distributed, (2) the Rights will be transferable only in connection with the transfer of the underlying shares of common stock,
(3) the surrender for transfer of any common stock certificate will also constitute the transfer of the Rights associated with the shares of common stock represented by such certificate and (4) new common stock certificates will contain a notation incorporating the Rights Agreement by reference.

   When Rights Separate from Common Stock and Become Exercisable. The Rights will separate from the common stock and become exercisable on the Distribution Date, which will occur upon the earlier of (1) ten business days after the Stock Acquisition Date (as defined below) or (2) ten business days (or such later date as the Board shall determine prior to such time as there is an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender or exchange offer, the consummation of which would result in a Person becoming an "Acquiring Person." The "Stock Acquisition Date" means the earlier of (i) the date of the first public announcement by us or an Acquiring Person that an Acquiring Person has become such or (ii) the date on which we have actual notice, direct or indirect, or otherwise determine that a person or entity has become an Acquiring Person. As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and thereafter the separate Rights certificates will represent the Rights.


   Under the Rights Agreement, an Acquiring Person is a person or entity who, together with all affiliates and associates of such person or entity, and without the prior written approval of the Company, is the beneficial owner (as defined in the

Rights Agreement) of 15% or more of the outstanding shares of our common stock, subject to a number of exceptions set forth in the Rights Agreement. The Rights Agreement exempts certain persons from the definition of "Acquiring Person," including (1) us or any subsidiary of ours and (2) any employee benefit plan of ours or any subsidiary and certain persons appointed pursuant to the terms of any such plan. Under the Rights Agreement, a person or entity shall not be an Acquiring Person if such Person acquires beneficial ownership of 15% or more of the outstanding shares of common stock pursuant to a qualifying offer, which is a cash tender offer for all of the outstanding shares of common stock which meets certain conditions specified in the Rights Agreement. The Rights Agreement contains exceptions for persons or entities who inadvertently become Acquiring Persons or who exceed the ownership limits as a result of repurchases of our stock by us, if certain conditions are satisfied.


   Adjustment of Rights upon Occurrence of a Triggering Event. In the event that a person or entity becomes an Acquiring Person, each holder of a Right (except the Acquiring Person and certain other persons as described below) will no longer have the right to purchase units of Series A Preferred Stock, but instead will thereafter have the right to receive, upon exercise of the Right, shares of common stock (or, in certain circumstances, cash, property or other securities of ours) having a current market price (as defined in the Rights Agreement) equal to two times the then current exercise price of the Right. For example, at a purchase price of $50 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $100 worth of common stock (or other consideration, as noted above) for $50. Assuming that the common stock has a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase ten shares of common stock for $50. Once a person or entity becomes an Acquiring Person, all Rights that are, or under certain circumstances were, beneficially owned by such Acquiring Person (or certain related parties) will be null and void.

   In the event that, at any time after the Stock Acquisition Date, (1) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation (other than a merger which follows a qualifying offer and satisfies certain other requirements), or (2) 50% or more of our assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a current market price equal to two times the then current purchase price of the Right. The events set forth in this paragraph and in the preceding paragraph which allow Rights to be exercised are referred to individually as a "Triggering Event" and collectively as "Triggering Events."

   Exchange of Rights. At any time after any person or entity becomes an Acquiring Person, our board of directors may, at its option, exchange the Rights (except Rights which previously have been voided as set forth above), in whole or in part, at an exchange ratio of one-hundredth of a share of Series A Preferred Stock or one share of common stock for each Right, subject to adjustment for any stock split, stock dividend or similar transaction. Our Board of Directors may not cause the exchange of Rights at any time after any Person, together with such person's affiliates and associates, becomes the beneficial owner of 50% or more of the shares of common stock then outstanding, with certain exceptions.

   Redemption of Rights. At any time prior to the close of business on the tenth business day after the Stock Acquisition Date, we may order that all Rights be redeemed at a price of $.01 per Right (payable in cash, common stock or other consideration deemed appropriate by our Board of Directors), subject to adjustment for any stock split, stock dividend or similar transaction. Immediately upon the effectiveness of the action of our Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the holders of the Rights will only be entitled to receive the redemption price for each Right so held.

   Amendment of Rights. At any time and from time to time prior to the close of business on the tenth business day after the Stock Acquisition Date, we may amend the Rights in any manner without the approval of any holders of Rights. At any time and from time to time after the close of business on the tenth business day after the Stock Acquisition Date, we may supplement or amend the Rights without the approval of any holders of the Rights, provided that no such supplement or amendment adversely affects the interests of the holders of Rights as such (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

   Terms of Series A Preferred Stock. Each unit of Series A Preferred Stock (consisting of one one-hundredth of a share of Series A Preferred Stock) that is issuable upon exercise of the Rights after the Distribution Date and prior to the occurrence of a Triggering Event is intended to have approximately the same economic rights and voting power as a share of common stock, and the value of a unit of Series A Preferred Stock should approximate the value of one share of common stock. Each share of Series A Preferred Stock will be entitled to dividend payments equal to 100 times the aggregate per share amount of all dividends (other than a dividend payable in common stock) declared per share of common stock. In the event of liquidation, the holders of shares of Series A Preferred Stock will be entitled to the greater of (a) a minimum preferential liquidation payment of $100 per share, or (b) 100 times the aggregate amount to be distributed per share of common stock. Each share of Series A Preferred Stock will have 100 votes, voting together with, and on the same matters as, the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged for or changed into other stock, securities, cash and/or other property, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions. Shares of Series A Preferred Stock are not redeemable. Pursuant to the Rights Agreement, we reserve the right to require, prior to the occurrence of a Triggering Event, that upon any exercise of Rights a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.

   Adjustment of Rights and Securities Upon Certain Events. The purchase price payable, and the number of units of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, or (2) upon the distribution to holders of the Series A Preferred Stock of certain rights, options, warrants, evidences of indebtedness or assets (excluding regular quarterly cash dividends). No adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.

   The number of outstanding Rights attached to each share of common stock and the number of units of Series A Preferred Stock purchasable upon exercise of a Right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in shares of common stock or a subdivision or combination of the shares of common stock, occurring prior to the Distribution Date.

   We are not required to issue fractional units of Series A Preferred Stock; in lieu thereof, we may pay cash for such fractional units based on the market price of the Series A Preferred Stock on the last trading date prior to the date of issuance.

   Rights Holder Not a Shareholder. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder, including, without limitation, the right to vote or to receive dividends. The holders of Rights will be able to vote and receive dividends on the common stock that they hold.

   Expiration of Rights. The Rights will expire at the close of business on February 25, 2010, unless we redeem or exchange the Rights prior to such date, in each case as described above.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain U.S. federal income tax considerations to U.S. holders relating to the purchase, ownership and disposition of the Debentures or shares of our common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the federal tax consequences of acquiring, holding or disposing of the Debentures or shares of our common stock.

      This discussion is limited to holders of Debentures who purchase the Debentures in connection with their original issue from the initial purchases at the "issue price" of the Debentures (as described below) and who hold the Debentures and any shares of our common stock into which the Debentures are converted as capital assets within the meaning of the Code.

      This discussion does not contain a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the Debentures or shares of our common stock. In particular, this discussion does not address all tax considerations that may be important to you in light of your particular circumstances (such as the alternative minimum tax provisions) or under certain special rules. Special rules may apply, for instance, to certain financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, security dealers and other persons that mark-to-market, holders whose functional currency for federal income tax purposes is not the United States dollar, persons who hold Debentures or shares of our common stock as part of a hedge, conversion or constructive sale transaction, or straddle or other integrated or risk reduction transaction, or persons who have ceased to be United States citizens or are to be taxed as resident aliens. In addition, the discussion does not apply to holders of Debentures or shares of our common stock that are partnerships. If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of the Debentures or shares of our common stock into which the Debentures are converted, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of Debentures that is a partnership and partners in such partnership should consult their own tax advisors about the federal income tax consequences of holding and disposing of the Debentures or shares of our common stock into which the Debentures are converted. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

      PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE DEBENTURES AND SHARES OF OUR COMMON STOCK, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

      As used herein, the term "U.S. Holder" means a beneficial owner of a Debenture that is, for U.S. federal income tax purposes:

     o    a citizen or resident of the United States;

     o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest Income

      Interest paid on a Debenture will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for federal income tax purposes. It is expected that the Debentures will be issued without original issue discount for federal income tax purposes. If, however, the Debentures' stated redemption price at maturity exceeds the issue price by more than a de minimis amount, a U.S. Holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

      Additional amounts paid pursuant to the obligations described under "Description of Debentures - Registration Rights" would be treated as ordinary interest income.

Contingent Payment Debt Instrument Regulations

      Treasury Regulations issued in 1996 provide for special tax treatment of "contingent payment debt instruments" (the "contingent debt regulations"). Subject to certain exceptions, these regulations apply to debt instruments that provide for one or more contingent payments. By their terms, however, the contingent debt regulations do not apply where the contingency is remote or incidental or because the holder of the debt instrument has an option to convert the instrument into stock of the issuer. In addition, the contingent debt regulations do not apply to a debt instrument that provides for alternate payment schedules, each of which can be determined (as to timing and amount) as of the issue date, if one payment schedule is significantly more likely than not to occur. In general, if a debt instrument is subject to the contingent debt regulations, a U.S. Holder must accrue contingent interest income as "original issue discount" over the term of the debt instrument and in advance of the cash payments attributable thereto based upon a projected payment schedule (subject to later adjustments) provided by the issuer. Further, any gain and (subject to certain limitations) loss recognized by a holder with respect to the sale or other disposition of such an instrument will be ordinary, rather than capital, in nature.

      The application of the contingent debt regulations to instruments such as the Debentures is uncertain. In particular, if the Debentures are not registered with the Commission within prescribed time periods or in certain other circumstances described above in "Description of the Debentures-Registration Rights," holders will be entitled to the payment of additional interest. Notwithstanding the possibility of such contingent payments, under applicable Treasury Regulations, payments on a Debenture that are subject to either a remote or incidental contingency may be ignored. We believe that the prospect of the foregoing payments being made should be considered as a remote and/or incidental contingency so that the payments should be ignored.

     Moreover, the Debentures provide for an increase in the conversion rate in the event of certain corporate transactions unless 90% or more of the consideration received is securities or other property that is traded or to be traded immediately following such transaction on a national securities exchange or the NASDAQ National Market. See "Description of Debentures - Conversion Rights - General."

      We are taking the position that the contingent debt regulations should not apply to the Debentures because we believe that all the possible payment schedules under the Debentures are known and there is a single payment schedule which is significantly more likely than not to occur.

      Therefore, for purposes of filing tax or information returns with the IRS, we will not treat the Debentures as contingent payment debt instruments. Our determination that the Debentures are not contingent payment debt instruments is binding on each holder unless the holder explicitly discloses in the manner required by applicable Treasury Regulations that its determination is different from ours. Our determination is not, however, binding on the IRS. However, since the scope of the contingent debt regulations is not clear, it is possible that the IRS will take the position that the Debentures are subject to the contingent debt regulations. If the Debentures are ultimately found to be subject to the contingent debt regulations, U.S. Holders, including U.S. Holders using the cash method of tax accounting, would be required to accrue interest income as "original issue discount" over the term of the debt instrument based upon a projected payment schedule (subject to later adjustments) that could include projected values for the conversion price adjustments, and any gain and (subject to certain limitations) loss recognized by a holder on a sale or other taxable disposition with respect to such instrument would be ordinary, rather than capital, in nature. In addition, all or a portion of the gain or loss recognized on sale or other taxable disposition of shares of common stock received in exchange for Debentures might be ordinary, rather than capital, in nature.

      It should be noted that in 2002, the IRS sought comments in Notice 2002-36 regarding the tax classification and treatment of convertible instruments under the contingent debt regulations. In this Notice, the IRS acknowledged that subtle changes to the terms of an instrument could effectively make use of the non-contingent bond method under the contingent debt regulations elective. Moreover, the IRS acknowledged that there is considerable uncertainty about the tax consequences of convertible debt instruments that are widely used and broadly traded in the capital markets. The IRS invited comments on several issues including whether the exclusion from the non-contingent bond method for straight convertible debt instruments should be eliminated, expanded or modified and whether the rule that remote and incidental contingencies are disregarded in determining whether a debt instrument is a contingent debt instrument should be modified. The IRS has not issued any guidance pursuant to the request for comments set forth in Notice 2002-36. The Notice clearly sets forth, however, the scope of uncertainty with respect to instruments such as the Debentures. Accordingly, any potential holder of the Debentures is encouraged to consult their tax counsel regarding the tax treatment of the Debentures in their hands.

Sale, Exchange, Retirement or Conversion of Debentures Solely for Cash

      Upon the sale, exchange, retirement or conversion of a Debenture solely for cash, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or conversion and the U.S. Holder's adjusted tax basis in the Debenture. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above. Gain or loss realized on the sale, exchange, retirement or conversion of a Debenture solely for cash will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or conversion the Debenture has been held for more than one year.

Conversion of Debentures for Cash and Shares of Common Stock

      If a holder converts Debentures and we are required to deliver a combination of cash and shares of our common stock in satisfaction of our conversion obligation, assuming that the Debentures are securities for federal income tax purposes, which is likely, a U.S. Holder generally will not recognize loss, but will recognize capital gain, if any, with respect to the Debentures so converted in an amount equal to the lesser of (i) gain "realized" (i.e., the excess, if any, of the fair market value of the common stock received upon conversion plus cash received over the adjusted tax basis in the Debentures converted) and (ii) the amount of cash received. For these purposes, the amount realized does not include any amount attributable to accrued interest, which will be treated as interest, as described under "Payments of Interest" above. Any such capital gain will be long-term if the holder's holding period in respect of the Debentures converted is more than one year.

      A U.S. Holder's tax basis in the common stock received would generally equal the adjusted tax basis in the Debentures converted decreased by the cash received, and increased by the amount of gain, if any, recognized. A U.S. Holder's holding period in the common stock received upon conversion will include the holding period of the Debentures so converted.

Adjustment of Conversion Rate

      If at any time we make a distribution of property to shareholders that would be taxable to such shareholders as a dividend for federal income tax purposes (for example, distributions of cash, evidences of indebtedness or assets of ours, but generally not stock dividends or rights to subscribe for our common stock) and, pursuant to the anti-dilution provisions of the indenture, the conversion rate of the Debentures is increased, such increase may be deemed to be the payment of a taxable stock dividend to you. If the conversion rate is increased at our discretion or in certain other circumstances, such increase also may be deemed to be the payment of a taxable dividend to you, notwithstanding the fact that you do not receive a cash payment. In certain circumstances, the failure to make an adjustment of the conversion rate under the indenture may result in a taxable distribution to holders of our common stock. Any deemed distribution will be taxable as a dividend, return of capital or capital gain in accordance with the tax rules applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders nor to the dividends-received deduction applicable to certain dividends paid to corporate holders.

Ownership and Disposition of Shares of Our Common Stock

      Distributions, if any, paid on shares of our common stock generally will be includable in your income as ordinary income to the extent made from our current or accumulated earnings and profits. Such distributions will be eligible for the dividends-received deduction in the case of a corporate holder that meets certain holding period and other applicable requirements, and will qualify for taxation at reduced rates in the case of an individual holder (effective for tax years beginning before January 1, 2009) if the holder meets certain holding period and other requirements. Upon the sale, exchange or other disposition of shares of our common stock, you generally will recognize capital gain or capital loss equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in such shares. You should consult your tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

Backup Withholding and Information Reporting

      Payments of interest or dividends made by us on, or the proceeds of the sale or other disposition of, the Debentures or shares of our common stock may be subject to information reporting and federal backup withholding tax (currently, at the rate of 28%) if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

      As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Debenture or our common stock that is, for U.S. federal income tax purposes:

     o an individual who is classified as a nonresident alien for U.S. federal income tax purposes;

     o    a foreign corporation; or

     o    a nonresident alien fiduciary of a foreign estate or trust.

      Debentures

      Except as described below with respect to constructive dividends, all payments on the Debentures made to a Non-U.S. Holder, including a payment in our common stock or cash pursuant to a conversion, exchange or retirement and any gain realized on a sale of the Debentures, will be exempt from U.S. federal income and withholding tax, provided that:

     o the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and is not a bank receiving certain types of interest,

     o the certification requirement described below has been fulfilled with respect to the Non-U.S. Holder,

     o such payments are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States, and

     o in the case of gain realized on the sale, conversion, exchange or retirement of the Debentures or disposition of our common stock following conversion we are not, and have not been within the shorter of the five-year period preceding such sale, conversion, exchange or retirement and the period the Non-U.S. Holder held the Debentures, a U.S. real property holding corporation.

      Generally, a corporation is a U.S. real property holding corporation under the "FIRPTA" rules if the fair market value of its U.S. real property interests, as defined in the Internal Revenue Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We currently are not a U.S. real property holding corporation and do not intend to become one in the future. However, no assurance can be given that we will not become a U.S. real property holding corporation in the future. If we are determined to be a U.S. real property holding corporation, then an exemption would generally apply to a Non-U.S. Holder who at no time actually or constructively owned more than 5% of the outstanding Debentures or more than 5% of our outstanding common stock, assuming our common stock continues to be regularly traded on an established securities market, as prescribed by Treasury regulations.

      The certification requirement referred to above will be fulfilled if either (a) the beneficial owner of a Debenture certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person and provides its name and address; or (b) a securities clearing organization, bank or other financial institution, that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debenture, certifies under penalties of perjury that such a Form W-8BEN (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

       If a Non-U.S. Holder of a Debenture is engaged in a trade or business in the United States, and if payments on the Debenture are effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. Holder (see general discussion of federal income tax considerations to U.S. Holders above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Non-U.S. Holders should consult their own tax advisers with respect to other tax consequences of the ownership of the Debentures, including the possible imposition of a 30% branch profits tax or, if applicable, a lower treaty rate.

      If a Non-U.S. Holder were deemed to have received a constructive dividend (see general discussion of federal income tax considerations to U.S. Holders above), the Non-U.S. Holder generally would be subject to United States withholding tax at a 30% rate, subject to reduction by an applicable treaty, on the taxable amount of the dividend. It is possible that U.S. federal tax on the constructive dividend would be withheld from subsequent interest or principal payments made to the Non-U.S. Holder of the Debentures. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult his own tax adviser as to whether he can obtain a refund of all or a portion of the withholding tax.

      Distributions on Common Stock

      Dividends, if any, paid to a Non-U.S. Holder of our common stock generally will be subject to U.S. withholding tax at a 30% rate, subject to reduction under an applicable treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult his own tax adviser as to whether he can obtain a refund of all or a portion of the withholding tax. Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. Holder on dividends that are effectively connected with your conduct of a trade or business in the United States. If you are a foreign corporation, you may also be subject to a U.S. branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.

      A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other disposition of the common stock received upon a conversion of a Debenture, unless:

     o the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States,

     o in the case of a Non-U.S. Holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and either (A) such Non-U.S. Holder has a "tax home" in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States; or

     o we are or have been a U.S. real property holding corporation at any time within the shorter of the five year period preceding such sale, exchange or disposition and the period the Non-U.S. Holder held the common stock.

      As discussed above, we believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for United States federal income tax purposes.

      If a Non-U.S. Holder of our common stock is engaged in a trade or business in the United States, and if the gain on the common stock is effectively connected with the conduct of this trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see general discussion of federal income tax considerations to U.S. Holders above). These Non-U.S. Holders should consult their own tax advisers with respect to other tax consequences of the disposition of the common stock, including the possible imposition of a 30% branch profits tax.

      Backup Withholding and Information Reporting

      Information returns may be filed with the IRS in connection with payments on the Debentures, the common stock and the proceeds from a sale or other disposition of the Debentures or the common stock. A Non-U.S. Holder may be subject to United States backup withholding tax on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of Non-U.S. Holders to claim the exemption from withholding tax on certain payments on the Debentures, described above, will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment will be allowed as a credit against the holder's U. S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. In addition, we must report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to, and the tax withheld with respect to, such holder, regardless of whether any withholding was actually required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

                            SELLING SECURITY HOLDERS

   We issued the Debentures in a private offering in June and July 2004. The initial purchasers have advised us that they resold the Debentures to qualified institutional buyers under Rule 144A under the Securities Act. The Debentures and the common stock that are offered for resale by this prospectus are offered for the accounts of the selling security holders. These subsequent purchasers, or their transferees, pledgees, donees or successors, may from time to time offer and sell any or all of the Debentures and/or the common stock issuable upon conversion of the Debentures pursuant to this prospectus.

   The following table sets forth certain information with respect to the selling security holders and the principal amount of Debentures and the number of shares of our common stock that are beneficially owned by each selling security holder and that may be offered and sold from time to time pursuant to this prospectus. The information is based solely on information provided by or on behalf of the selling security holders set forth below, and we have not independently verified the information.

   Except as indicated below, none of the selling security holders set forth below has had any position, office or other material relationship with us or our affiliates within the past three years.

--------------------------------------------------------------------------------------
          Name              Principal      Principal    Number of       Number of
                            Amount of      Amount of    Shares of       Shares of
                           Debentures     Debentures      Common          Common
                          Beneficially       That         Stock         Stock That
                            Owned ($)       May Be     Beneficially    May Be Sold
                                          Sold($)(1)      Owned           (1)(3)
                                                          (2)(3)
--------------------------------------------------------------------------------------
Alabama Children's           65,000         65,000       1,654.01       1,654.01
Hospital Foundation
--------------------------------------------------------------------------------------
Arkansas PERS                400,000        400,000     10,178.52       10,178.52
--------------------------------------------------------------------------------------
Astrazencea Holdings         120,000        120,000      3,053.56       3,053.56
Pension
--------------------------------------------------------------------------------------
BNP Paribas Equity           508,000        508,000    15,185.72(5)     12,926.72
Strategies, SNC(4)
--------------------------------------------------------------------------------------
Boilermakers Blacksmith      515,000        515,000     13,104.84       13,104.84
Pension Fund
--------------------------------------------------------------------------------------
CALAMOS Market Neutral      4,200,000      4,200,000    106,874.46     106,874.46
Fund- CALAMOS
Investment Trust
--------------------------------------------------------------------------------------
CNH CA Master Account        250,000        250,000      6,361.58       6,361.58
L.P.
--------------------------------------------------------------------------------------
Commission of the Land       600,000        600,000     15,267.78       15,267.78
Office
--------------------------------------------------------------------------------------
Consulting Group             800,000        800,000     20,357.04       20,357.04
Capital Markets Funds
--------------------------------------------------------------------------------------
Cooperneff Convertible       260,000        260,000      6,616.04       6,616.04
Strategies (Cayman)
Master Fund LP
--------------------------------------------------------------------------------------
CQS Convertible and         1,000,000      1,000,000    25,446.30       25,446.30
Quantitative Strategies
Master Fund Limited
--------------------------------------------------------------------------------------
Credit Suisse First         7,500,000      7,500,000    190,847.25     190,847.25
Boston Europe LTD (4)
--------------------------------------------------------------------------------------
Delaware PERS                230,000        230,000      5,852.65       5,852.65
--------------------------------------------------------------------------------------
Delta Airlines Master        130,000        130,000      3,308.02       3,308.02
Trust
--------------------------------------------------------------------------------------
DKR Sound Shore              200,000        200,000      5,089.26       5,089.26
Opportunity Fund Ltd.
--------------------------------------------------------------------------------------
Duke Endowment               110,000        110,000      2,799.09       2,799.09
--------------------------------------------------------------------------------------
Fore Convertible Master     1,839,000      1,839,000    46,795.75       46,795.75
Fund, Ltd.
--------------------------------------------------------------------------------------
Fore Plan Asset Fund,        175,000        175,000      4,453.10       4,453.10
Ltd.
--------------------------------------------------------------------------------------
Froley Revy Investment       30,000         30,000        763.39         763.39
Convertible Security
Fund
--------------------------------------------------------------------------------------
Grace Convertible           4,600,000      4,600,000    117,052.98     117,052.98
Arbitrage Fund, LTD
--------------------------------------------------------------------------------------
Guggenheim Portfolio         305,000        305,000      7,761.12       7,761.12
Company VIII (Cayman),
Ltd (4)
--------------------------------------------------------------------------------------
Highbridge                  7,500,000      7,500,000    190,847.25     190,847.25
International LLC (4)
--------------------------------------------------------------------------------------
ICI American Holdings        90,000         90,000       2,290.17       2,290.17
Trust
--------------------------------------------------------------------------------------
Institutional               1,000,000      1,000,000    25,446.30       25,446.30
Benchmarks Master Funds
L.P.
--------------------------------------------------------------------------------------
Institutional Benchmark      160,000        160,000      4,071.41       4,071.41
Management Fund
--------------------------------------------------------------------------------------
JP Morgan Securities        2,500,000      2,500,000    63,615.75       63,615.75
Inc. (6)
--------------------------------------------------------------------------------------
Kamunting Street Master     1,500,000      1,500,000    38,169.45       38,169.45
Fund Ltd.
--------------------------------------------------------------------------------------
Lighthouse                   125,000        125,000      3,180.79       3,180.79
Multi-Strategy Master
Fund LP
--------------------------------------------------------------------------------------
Lord Abbett Investment      2,000,000      2,000,000    50,892.60       50,892.60
Trust - LA Convertible
Fund
--------------------------------------------------------------------------------------
Louisiana CCRF               45,000         45,000       1,145.08       1,145.08
--------------------------------------------------------------------------------------
Lyxor/Convertible            69,000         69,000       1,755.79       1,755.79
Arbitrage Fund Limited
--------------------------------------------------------------------------------------
Lyxor/Quest Fund Ltd.        825,000        825,000     20,993.20       20,993.20
--------------------------------------------------------------------------------------
Man Mac I Limited            681,000        681,000     17,328.93       17,328.93
--------------------------------------------------------------------------------------
Newport Alternative          260,000        260,000      6,616.04       6,616.04
Income Fund
--------------------------------------------------------------------------------------
Northwestern Mutual         1,000,000      1,000,000    25,446.30       25,446.30
Life Insurance Company
(4)
--------------------------------------------------------------------------------------
OCLC Online Computer         10,000         10,000        254.46         254.46
Library Center Inc
--------------------------------------------------------------------------------------
Pebble Limited               140,000        140,000      3,562.48       3,562.48
Partnership
--------------------------------------------------------------------------------------
Piper Jaffray & Co. (6)     4,000,000      4,000,000    101,785.20     101,785.20
--------------------------------------------------------------------------------------
Polaris Vega Fund L.P.      3,650,000      3,650,000    92,879.00       92,879.00
--------------------------------------------------------------------------------------
Prudential Insurance Co      25,000         25,000        636.16         636.16
of America (4)
--------------------------------------------------------------------------------------
Quatrro Fund Ltd            3,600,000      3,600,000    91,606.68       91,606.68
--------------------------------------------------------------------------------------
Quattro Multistrategy        240,000        240,000      6,107.11       6,107.11
Master Fund LP
--------------------------------------------------------------------------------------
Quest Global                 300,000        300,000      7,633.89       7,633.89
Convertible Master Fund
Ltd.
--------------------------------------------------------------------------------------
RHP Master Fund, Ltd.       4,500,000      4,500,000    114,508.35     114,508.35
--------------------------------------------------------------------------------------
SilverCreek II Limited       800,000        800,000     20,357.04       20,357.04
--------------------------------------------------------------------------------------
SilverCreek Limited          800,000        800,000     20,357.04       20,357.04
Partnership
--------------------------------------------------------------------------------------
Singlehedge US               75,000         75,000       1,908.47       1,908.47
Convertible Arbitrage
Fund
--------------------------------------------------------------------------------------
State of Oregon / Equity    1,225,000      1,225,000    31,171.72       31,171.72
--------------------------------------------------------------------------------------
Stonebridge Life             500,000        500,000     12,723.15       12,723.15
Insurance (4)
--------------------------------------------------------------------------------------
Sturgeon Limited             88,000         88,000       2,239.27       2,239.27
--------------------------------------------------------------------------------------
Sunrise Partners            6,100,000      6,100,000   155,452.43(5)   155,222.43
Limited Partnership (4)
--------------------------------------------------------------------------------------
Syngenta AG                  70,000         70,000       1,781.24       1,781.24
--------------------------------------------------------------------------------------
Transamerica Life           4,000,000      4,000,000    101,785.20     101,785.20
Insurance and Annuities
Corp. (4)
--------------------------------------------------------------------------------------
Tribeca Global              6,000,000      6,000,000    152,677.80     152,677.80
Convertible Investments
LTD
--------------------------------------------------------------------------------------
Vicis Capital Master        3,000,000      3,000,000    76,338.90       76,338.90
Fund
--------------------------------------------------------------------------------------
Zazove Convertible          6,000,000      6,000,000    152,677.80     152,677.80
Arbitrage Fund L.P.
--------------------------------------------------------------------------------------
Zazove Hedged               1,000,000      1,000,000    25,446.30       25,446.30
Convertible Fund L.P.
--------------------------------------------------------------------------------------



(1) Because a selling security holder may sell all or a portion of the Debentures and common stock issuable upon conversion of the Debentures pursuant to this prospectus, no estimate can be given as to the number or percentage of Debentures and common stock that the selling security holder will hold upon termination of any sales.
(2) Includes shares of common stock issuable upon conversion of the Debentures.
(3) The number of shares of our common stock issuable upon conversion of the Debentures assumes a holder would receive the maximum number of shares of common stock issuable in connection with the conversion of the full amount of Debentures held by such holder at the initial conversion rate of 25.4463 shares per $1,000 principal amount of Debentures. This conversion rate is subject to adjustment as described under "Description of the Debentures - Conversion Rights." Accordingly, the maximum number of shares of common stock issuable upon conversion of the Debentures may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the Debentures; cash will be paid in lieu of fractional shares, if any.
(4) Affiliate of a broker-dealer, based upon information provided to us by the selling security holder.
(5) Includes shares of common stock beneficially owned other than common stock issuable upon conversion of the Debentures.
(6) JP Morgan and Piper Jaffray & Co. were initial purchasers in our private offering of Debentures in June and July, 2004. JP Morgan Securities Inc. is a broker-dealer, based upon information provided to us by JP Morgan Securities Inc. Piper Jaffray & Co. is a broker-dealer, based upon information provided to us by Piper Jaffray & Co.

   Information about other selling security holders, other than any direct or indirect transferee of a selling security holder named above, will be set forth in post-effective amendments to the registration statement of which this prospectus is a part. Under the registration rights agreement that we entered into with respect to the Debentures, we are not required to file more than one post-effective amendment per calendar quarter to name new selling security holders and may coordinate such filing with the filing of our annual report on Form 10-K or quarterly report on Form 10-Q during such calendar quarter.


   The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Debentures or common stock since the date on which the information in the preceding table is presented. Information concerning the selling security holders may change from time to time and any such changed information will be set forth in prospectus supplements or, to the extent required, post-effective amendments to the registration statement.

   Each selling security holder who is an affiliate of a broker-dealer has informed us that such selling security holder purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

                              PLAN OF DISTRIBUTION

   The securities to be offered and sold using this prospectus are being registered to permit public secondary trading of these securities by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by this prospectus. Selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

   The Debentures and the common stock issuable upon conversion of the Debentures may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices relating to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Sales of Debentures and common stock issuable upon conversion of the Debentures may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Debentures or common stock issuable upon conversion of the Debentures may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The selling security holders may effect such transactions by selling the Debentures or common stock issuable upon conversion of the Debentures directly to purchasers, through broker-dealers acting as agents for the selling security holders, or to broker-dealers who may purchase Debentures or common stock issuable upon conversion of the Debentures as principals and thereafter sell the Debentures or common stock issuable upon conversion of the Debentures from time to time in transactions. In effecting sales, broker-dealers engaged by selling security holders may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of the Debentures or common stock issuable upon conversion of the Debentures for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

   In connection with the sale of Debentures or common stock issuable upon conversion of the Debentures, the selling security holders may, subject to the terms of their agreements with us and applicable law, (i) enter into transactions with brokers-dealers or others, who in turn may engage in short sales of the securities in the course of hedging the positions they assume,
(ii) sell short or deliver securities to close out positions or (iii) loan securities to brokers, dealers or others that may in turn sell such securities. The selling security holders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the Debentures or common stock issuable upon conversion of the Debentures. The broker-dealer or other financial institution may then resell or transfer these securities through this prospectus. The selling security holders may also loan or pledge their Debentures or common stock issuable upon conversion of the Debentures to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the securities which are loaned or, upon a default, the broker-dealer or other financial institution may sell the pledged securities by use of this prospectus.

   The selling security holders and any broker-dealers, agents or underwriters that participate with the selling security holders in the distribution of the Debentures or common stock issuable upon conversion of the Debentures may be deemed to be underwriters within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the Debentures or common stock issuable upon conversion of the Debentures and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling security holders or any purchaser relating to the purchase or sale of Debentures or common stock issuable upon conversion of the Debentures under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any Debentures or common stock issuable upon conversion of the Debentures.

   To the extent required by the Securities Act, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling security holder, the purchase price, the public offering price, the names of any agent, dealer or underwriter, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

   To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the Debentures and shares of our common stock issuable upon conversion of the Debentures by the selling security holders.

   Pursuant to our registration rights agreement, we have agreed to pay all of our expenses incident to the offer and sale of the Debentures and common stock issuable upon conversion of the Debentures offered by the selling security holders. The selling security holders will pay all underwriting discounts and selling commissions, stock transfer taxes and fees and expenses of the selling security holders. We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments the selling security holders may be required to make in respect thereof.

   To comply with the securities laws of certain jurisdictions, if applicable, the Debentures and common stock issuable upon conversion of the Debentures will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

   Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Debentures or the common stock issuable upon conversion of the Debentures may be limited in its ability to engage in market activities with respect to such Debentures or common stock issuable upon conversion of the Debentures. In addition and without limiting the foregoing, each selling security holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchase and sales of any of the Debentures and common stock issuable upon conversion of the Debentures by the selling security holders. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Debentures and common stock issuable upon conversion of the Debentures to engage in market-making activities with respect to the particular Debentures and common stock issuable upon conversion of the Debentures being distributed for a period of five business days prior to the commencement of the distribution.

   Any selling security holder who is a broker-dealer is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act. To our knowledge, JP Morgan Securities Inc. and Piper Jaffray & Co. are the only selling security holders who are registered broker-dealers and, as such, they are deemed to be underwriters of the Debentures and the underlying common stock within the meaning of the Securities Act. Other than the performance of investment banking, advisory and other commercial services for us in the ordinary course of business, we do not have a material relationship with JP Morgan Securities Inc. or Piper Jaffray & Co., and neither JP Morgan Securities Inc. nor Piper Jaffray & Co. has the right to designate or nominate a member or members of our board directors. JP Morgan Securities Inc. and Piper Jaffray & Co. purchased their Debentures in the open market, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market-making or stabilizing transactions involving the purchase or distribution of these securities by JP Morgan Securities Inc. or Piper Jaffray & Co. To our knowledge, none of the selling security holders who are affiliates of broker-dealers purchased the Debentures outside of the ordinary course of business or, at the time of the purchase of the Debentures, had any agreement or understanding, directly or indirectly, with any person to distribute the securities.

   We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that the registration statement, the prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

   We cannot assure you that the selling security holders will sell any or all of the securities offered hereunder.

                                 LEGAL MATTERS

   The validity of the Debentures and the common stock issuable upon conversion of the Debentures and certain other legal matters will be passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   The consolidated financial statements and schedule of LabOne, Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and information statements and other information with the Commission. These reports, proxy statements and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and information statements and other information filed electronically by us with the Commission are available at the Commission's web site at http://www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Section of the Commission at rates prescribed by the Commission. You may obtain information on the operation of the public reference room by calling the Commission at (800) 732-0330.

   We are incorporating by reference certain information into this prospectus. This means that we are disclosing important information to you by referring you to other documents filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

   This prospectus incorporates by reference the following documents or portions of documents listed below that we have previously filed with the
Commission:


     o Our annual report on Form 10-K for the fiscal year ended December 31, 2004 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our annual meeting of shareholders to be held on May 26, 2005);

     o Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005;

     o Our current reports on Form 8-K dated January 20, 2005, March 3, 2005, April 25, 2005 and May 6, 2005;


     o The description of our common stock contained in the Form 8-A/A filed September 7, 1999 to our registration statement on Form 8-A under the Exchange Act, including any amendment or report updating this description; and

     o The description of our preferred stock purchase rights contained our registration statement on Form 8-A under the Exchange Act filed February 14, 2000, including any amendment or report updating this description.

   All documents which we file with the Commission pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of securities (other than current reports on Form 8-K containing only information furnished under and exhibits relating to Item 7.01 or Item 2.02 of Form 8-K, unless such report specifically provides for such incorporation) shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement (other than current reports on Form 8-K containing only information furnished under and exhibits relating to
Item 7.01 or Item 2.02 of Form 8-K, unless such report specifically provides for such incorporation) shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   The following information contained in documents described above is not incorporated herein by reference: (i) information furnished under and exhibits relating to Items 7.01 and 2.02 of our Current Reports on Form 8-K,
(ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

   Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                         Attention: Investor Relations
                                  LabOne, Inc.
                               10101 Renner Blvd.
                              Lenexa, Kansas 66219
                           Telephone: (800) 873-8845
                                 www.labone.com

------------------------------------------------------------------------------
You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information, and you should not rely on any such information. The securities covered by this prospectus are not offered in any jurisdiction where offers to sell, or solicitations of offers to purchase, such securities are unlawful. You should not assume that the information in this prospectus, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.




                         -------------------------------




                                  LabOne, Inc.

                                  $103,500,000
        Principal Amount of 3.50% Convertible Senior Debentures Due 2034

                             -----------------------

             Common Stock Issuable upon Conversion of the Debentures


                                   PROSPECTUS

                             -----------------------


                               ------------, 2005


------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

      The estimated expenses to be borne by the Registrant in connection with the offering are as follows:

                                                            Amount to be
                                                                Paid
                                                           ---------------

   Securities and Exchange Commission registration fee   $         13,113
   Accounting fees and expenses                                    10,000
   Legal fees and expenses                                         30,000
   Miscellaneous expenses (including printing                       3,000
   expenses)
                                                           ---------------

   Total                                                 $         56,113
                                                           ===============


Item 15.    Indemnification of Directors and Officers

      We are incorporated under the laws of the state of Missouri. Under
Section 351.355 of the General and Business Corporation Law of Missouri, we may, under specified circumstances, indemnify any of our directors, officers, employees or agents who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Section 351.355 provides that the indemnification provided by the section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under our articles of incorporation or by-laws or any agreement, vote of shareholders, disinterested directors or otherwise. Under Section 351.355, we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of Section 351.355.

      Article IV of our bylaws provides that each person who is or was a director, officer or employee of the company shall be indemnified by us as of right to the full extent permitted or authorized by the laws of the state of Missouri, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as a director, officer or employee of the company. Article IV of our bylaws also provides that no person shall be liable to the company for any loss, damage, liability or expense suffered by the company on account of any action taken or omitted to be taken by him or her as a director, officer or employee of the company if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs or (ii) took or omitted to take such action in reliance upon the advice of counsel or upon statements made or information furnished by directors, officers, employees or agents of the company which such person had no reasonable grounds to disbelieve.

      We have entered into indemnification agreements with our directors and officers under which we have agreed to indemnify such persons against expenses, judgments and fines incurred in connection with the defense or settlement of actions, suits or proceedings, provided such persons' conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

      An Agreement and Plan of Merger between the former LabOne, Inc. and us provides for certain indemnification of officers and directors as well as former officers and directors of the company, as described under "The Merger Agreement- Indemnification" in the Joint Proxy Statement/Prospectus contained in Amendment No. 4 to the registrant's Registration Statement on Form S-4, registration no. 333-76131, filed with the Commission on July 2, 1999.

      Article IV of our bylaws authorizes us to purchase and maintain insurance on behalf of any director, officer or employee, trustee or agent of the company against any liability asserted against such person or incurred by such person in any such capacity or status, whether or not we would have power to indemnify such person against such liability. We currently maintain directors' and officers' liability insurance to insure our directors and officers against certain liabilities incurred in their capacities as such.

Item 16.    Exhibits

      The index to exhibits appears immediately following the signature pages to this Registration Statement.

Item 17.    Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
            above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General

Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant's board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on this 16 day of May, 2005.


                                    LABONE, INC.


                                     By: /s/ W. Thomas Grant II
                                         ------------------------
                                         Name: W. Thomas Grant II
                                         Title: Chairman of the Board, President
                                                and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                       TITLE                     DATE


  /s/ W. Thomas Grant II     Chairman of the Board,         May 16, 2005
  -----------------------    President and Chief Executive
  W. Thomas Grant II         Officer (Principal Executive
                             Officer)

  /s/  John W. McCarty       Executive Vice President and   May 16, 2005
  -----------------------    Chief Financial Officer
  John W. McCarty            (Principal Financial and
                             Accounting Officer)

* /s/ Jill L. Force          Director                       May 16, 2005
  -----------------------
  Jill L. Force

* /s/ John P. Mascotte       Director                       May 16, 2005
  -----------------------
  John P. Mascotte


* /s/  James R. Seward       Director                       May 16, 2005
  -----------------------
  James R. Seward


* /s/   John E. Walker       Director                       May 16, 2005
  -----------------------
  John E. Walker



*By: /s/ John W. McCarty
    ---------------------
    John W. McCarty
    Attorney-in-Fact

                                 EXHIBIT INDEX
EXHIBIT
NUMBER                                 DESCRIPTION
------                                 -----------

4.1 Indenture, dated as of June 25, 2004, between the Registrant and Wells Fargo Bank, National Association - attached as Exhibit 4.1 to the Registrant's Form 8-K Current Report, filed June 28, 2004 and incorporated herein by reference.

4.2 Purchase Agreement, dated as of June 25, 2004, among the Registrant, J.P Morgan Securities, Inc. and Banc of America Securities LLC - attached as Exhibit 4.2 to the Registrant's Form 8-K Current Report, filed June 28, 2004 and incorporated herein by reference.

4.3 Registration Rights Agreement, dated as of June 25, 2004, among the Registrant, J.P Morgan Securities, Inc. and Banc of America Securities LLC - attached as Exhibit 4.3 to the Registrant's Form 8-K Current Report, filed June 28, 2004 and incorporated herein by reference.

4.4      Specimen 3.50% Convertible Senior Debenture due 2034 (Global Security)
         - attached as Exhibit A to the Indenture, dated as of June 25, 2004, between the Registrant and Wells Fargo Bank, National Association (attached as Exhibit 4.1 to the Registrant's Form 8-K Current Report, filed June 28, 2004) and incorporated herein by reference.

4.5 Specimen 3.50% Convertible Senior Debenture due 2034 (Certificated Security) - attached as Exhibit B to the Indenture, dated as of June 25, 2004, between the Registrant and Wells Fargo Bank, National Association (attached as Exhibit 4.1 to the Registrant's Form 8-K Current Report, filed June 28, 2004) and incorporated herein by reference.

4.6 Amended Articles of Incorporation - attached as Exhibit B to Appendix A to the Joint Proxy Statement/Prospectus filed as a part of the Registrant's Registration Statement on Form S-4, filed July 2, 1999 (File No. 333-76131) and incorporated herein by reference.

4.7 Amended and Restated Bylaws - attached as Exhibit 3.3 to the Registrant's Form 10-K, filed March 15, 2005 and incorporated herein by reference.

4.8 Specimen certificate for shares of the registrant's common stock (incorporated by reference from Exhibit (4) of the Form 8-A/A amendment filed September 7, 1999 to registrant's registration statement on Form 8-A under the Securities Exchange Act of 1934).

4.9 Rights Agreement and attached exhibits A, B and C, dated as of February 11, 2000, between the Registrant and American Stock Transfer & Trust Company-- attached as Exhibit 4.1 to the Registrant's Form 8-K Current Report, filed February 14, 2000 and incorporated herein by reference.

4.10 Amendment No. 1 to Rights Agreement dated August 31, 2001 between LabOne, Inc. and American Stock Transfer & Trust Company-- attached as exhibit 4.6 to the Current Report on Form 8-K filed October 5, 2001 and incorporated herein by reference.


4.11 Amendment No. 2 to Rights Agreement dated April 20, 2005 between LabOne, Inc. and American Stock Transfer & Trust Company-- attached as exhibit 4.1 to the Current Report on Form 8-K filed April 25, 2005 and incorporated herein by reference.


5.1 Opinion of Stinson Morrison Hecker LLP with respect to the validity of the Debentures and the common stock (1)

8.1      Tax Opinion of Stinson Morrison Hecker LLP (1)

12.1     Computation of Ratio of Earnings to Fixed Charges

23.1     Consent of KPMG LLP

23.2     Consent of Stinson Morrison Hecker LLP (1)

24       Power of Attorney (1)

25.1     Statement of eligibility of trustee (1)

(1) Previously filed with the registrant's Registration Statement on Form S-3 filed September 10, 2004.